                            ASSET PURCHASE AGREEMENT


                               AS OF JUNE 24, 1998


                                 BY AND BETWEEN

                           STATE CABLE TV CORPORATION,

                             BETTER CABLE TV COMPANY


                                       AND

                     FRONTIERVISION OPERATING PARTNERS, L.P.



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                                TABLE OF CONTENTS
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                                                                                                               PAGE


Section 1.        Definitions.....................................................................................1
         1.01     Certain Definitions   ..........................................................................1
         1.02     Other Definitional Provisions...................................................................9

Section 2.        Purchase and Sale...............................................................................9
         2.01     Transfer of Assets..............................................................................9
         2.02     Purchase Price..................................................................................9
         2.03     Adjustments and Prorations.....................................................................10
         2.04     Estimated Adjustments..........................................................................10
         2.05     Post-Closing Adjustment........................................................................11
         2.06     Assumption of Liabilities......................................................................12
         2.07     Sales and Transfer Taxes.......................................................................12
         2.08     Allocation of Purchase Price...................................................................12

Section 3.        Representations and Warranties of Sellers......................................................12
         3.01     Organization and Authority of Sellers..........................................................12
         3.02     Legal Capacity:  Approvals and CATV Consents...................................................13
         3.03     Financial Statements...........................................................................13
         3.04     Changes in Operation...........................................................................14
         3.05     Tax Returns....................................................................................14
         3.06     Acquired Assets................................................................................14
         3.07     The CATV Business..............................................................................15
         3.08     Employee Benefit Plans.........................................................................19
         3.09     Legal and Governmental Proceedings and Judgments...............................................21
         3.10     Finders and Brokers............................................................................21
         3.11     Environmental Matters..........................................................................21
         3.12     Bonds, Insurance and Letters of Credit.........................................................22
         3.13     Labor Contracts and Actions....................................................................22
         3.14     Transactions with Affiliates...................................................................23

Section 4.        Representations and Warranties of Buyer........................................................23
         4.01     Organization and Authority of Buyer............................................................23
         4.02     Legal Capacity; Approvals and Consents.........................................................23
         4.03     Legal and Governmental Proceedings and Judgments...............................................23
         4.04     Finders and Brokers............................................................................24
         4.05     Acquisition of Rights..........................................................................24

Section 5.        Covenants Pending Closing......................................................................24
         5.01     Business of Sellers............................................................................24
         5.02     Access to Information..........................................................................27
         5.03     Notice of Subsequent Events....................................................................27
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                                      -i-

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

         5.04     Delivery of Financial Information..............................................................27
         5.05     Additional Financial Information...............................................................27
         5.06     Rate Forms.....................................................................................28

Section 6.        Deliveries at Closing..........................................................................29
         6.01     Deliveries by Sellers..........................................................................29
         6.02     Deliveries by Buyer............................................................................30

Section 7.        Conditions to the Obligations of Buyer.........................................................30
         7.01     Receipt of Consents............................................................................30
         7.02     Sellers' Authority.............................................................................31
         7.03     Performance by Sellers.........................................................................31
         7.04     Absence of Breach of Warranties and Representations............................................31
         7.05     Absence of Proceedings.........................................................................31
         7.06     No Encumbrances................................................................................31
         7.07     Risk of Loss...................................................................................31
         7.08     Environmental Report...........................................................................32
         7.09     Title Commitment...............................................................................32
         7.10     Termination and Releases.......................................................................33

Section 8.        Conditions to the Obligations of Sellers.......................................................33
         8.01     Receipt of Consents............................................................................33
         8.02     Buyer's Authority..............................................................................33
         8.03     Performance by Buyer...........................................................................33
         8.04     Absence of Breach of Representations and Warranties............................................33
         8.05     Absence of Proceedings.........................................................................33

Section 9.        Mutual Covenants...............................................................................34
         9.01     Compliance with Conditions.....................................................................34
         9.02     Compliance with HSR Act and Rules..............................................................34
         9.03     Applications for Assignment of Contracts
                  or CATV Instruments and CATV Franchises........................................................34
         9.04     Records, Taxes and Related Matters.............................................................35
         9.05     Absence of Consents............................................................................35
         9.06     Retained Franchises............................................................................36
         9.07     Noncompetition.................................................................................39

Section 10.       Survival of Representations, Warranties, Covenants
                  and Other Agreements; Indemnification..........................................................40
         10.01    Survival of Representations and Warranties.....................................................40
         10.02    Indemnification by Sellers.....................................................................40
         10.03    Indemnification by Buyer.......................................................................41
         10.04    Limitations on Indemnity.......................................................................41
         10.05    Third Party Claims.............................................................................41
         10.06    Interest.......................................................................................41

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
Section 11.       Further Assurances.............................................................................42

Section 12.       Closing; Termination...........................................................................42
         12.01    Closing........................................................................................42
         12.02    Termination....................................................................................42
         12.03    Notice of Termination; Rights and Obligations of Parties.......................................43
         12.04    Remedies Upon Default..........................................................................43

Section 13.       Miscellaneous..................................................................................43
         13.01    Amendments; Waivers............................................................................43
         13.02    Entire Agreement...............................................................................43
         13.03    Binding Effect; Assignment.....................................................................44
         13.04    Construction; Counterparts.....................................................................44
         13.05    Notices........................................................................................44
         13.06    Expenses of the Parties........................................................................45
         13.07    Third Party Beneficiary........................................................................45
         13.08    Governing Law..................................................................................45
         13.09    Press Releases.................................................................................45
         13.10    Severability...................................................................................45

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                             Exhibits and Schedules


EXHIBIT A - Form of Assumption Agreement

EXHIBIT B - Form of Escrow Agreement

EXHIBIT C - Form of Bill of Sale and General Assignment

Schedule 1.01(c)           -    Excluded Assets

Schedule 1.01(d)           -    Excluded Liabilities/Contracts

Schedule 3.02              -    Sellers' Consents and Approvals

Schedule 3.04              -    Changes in Operation

Schedule 3.05              -    Tax Notices and Assessments

Schedule 3.06(a)                Encumbrances

Schedule 3.06(b)           -    Real Property

Schedule 3.06(d)           -    Equipment

Schedule 3.07(a)           -    System Bandwidth Capacity

Schedule 3.07(b)           -    Monthly Rates charged to Customers

Schedule 3.07(c)           -    Stations and Services

Schedule 3.07(d)           -    Operations in Ordinary Course

Schedule 3.07(e)           -    Material Contracts; CATV Instruments

Schedule 3.07(f)           -    CATV Franchises

Schedule 3.07(g)           -    CATV Towers

Schedule 3.07(h)           -    CATV Business Compliance Exceptions

Schedule 3.07(i)           -    Intangible Property

Schedule 3.07(j)                Retransmission Agreements

Schedule 3.08              -    Employee Benefit Plans

Schedule 3.09              -    Legal Proceedings

Schedule 3.11              -    Environmental Matters

Schedule 3.12              -    Bonds, Insurance and Letters of Credit

Schedule 3.14                   Transactions with Affiliates

Schedule 4.02              -    Buyer's Consents and Approvals

Schedule 5.01(e)           -    CATV Franchises That Sellers May Elect Not to
                                Renew

Schedule 5.01(l)                System Upgrade

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement is made and entered into as of June 24, 1998, by and between State Cable TV Corporation, a Delaware corporation ("State Cable"), Better Cable TV Company, a Maine general partnership ("Better Cable") (State Cable and Better Cable are collectively referred to as "Sellers"), and FrontierVision Operating Partners, L.P., a Delaware limited partnership ("Buyer").

                                    RECITALS

         A. Sellers own and operate the CATV Business in the Franchise Areas described in Schedule 3.07(f).

         B. Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the CATV Business and the assets used or held for the operation thereof in accordance with the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.

1.       Definitions.

         1.01 Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         Access Agreements: The pole attachment agreements and other contracts with utilities, easements, public and private rights of way, permits for crossing over or under highways, railroads or other property, and similar grants of authority, other than the CATV Franchises, all material items of which are listed in Schedule 3.07(e).

         Acquired Assets: All of the properties, assets, privileges, rights, interests, claims, prepaid expenses, subscriber accounts receivable, deposits, prepaid taxes and other Current Assets and goodwill, real and personal, tangible and intangible, of every type and description, including Sellers' leasehold interests or rights to possession, whether owned or leased or otherwise possessed, primarily used by Sellers in connection with the CATV Business, now in existence or hereafter acquired by Sellers prior to the Closing, including, without limitation, the CATV Instruments, the CATV Franchises, the Equipment, the Real Property, the Contracts, the Inventory and the Intangible Property; provided that Acquired Assets shall exclude the Excluded Assets and any immaterial assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

         Additional Financial Statement:  As defined in Section 5.05(a).

         Agreement: This Agreement and the Schedules and Exhibits attached hereto.

         Allocation:  As defined in Section 2.08.

         Asserted Claim:  As defined in Section 10.05.

         Assumed Liabilities: All liabilities, obligations and commitments of Sellers (a) under the CATV Instruments, the CATV Franchises, the Equipment, the Real Property, the Contracts, the Inventory, the Intangible Property and any other Acquired Assets, in each case to the extent (and only to the extent) attributable to periods after the Closing Date, (b) all other liabilities, obligations and commitments arising out of Buyer's ownership of the Acquired Assets or operation of the CATV Business attributable to periods after the Closing Date and (c) to the extent (and only to the extent) constituting Current Liabilities that are included in the Final Closing Adjustment Statement.

         Average Eight Month EBUs:  As defined in Section 2.03.

         Balance Sheet:  As defined in Section 3.03.

         Base Price:  As defined in Section 2.02.

         Benefit Plans:  As defined in Section 3.08.

         Business Day: Means any day other than a Saturday, Sunday or a legal holiday in Maine, New York or Colorado or any other day on which commercial banks in any such States are authorized by law or government decree to close.

         Buyer:  As defined in the preamble to this Agreement.

         Buyer Indemnified Party:  As defined in Section 10.03.

         Buyer Required Consents:  As defined in Section 4.02(a).

         Buyer's Counsel:  Edwards & Angell, LLP.

         Buyer's Objection:  As defined in Section 2.05(c).

         CATV: Cable television which term also includes satellite master antenna television.

         CATV Business: The CATV business to be transferred to Buyer, presently owned and operated by Sellers, which consists of the transmission, distribution and local origination of audio and video signals over the system used by the CATV Business located in the Franchise Areas.

         CATV Franchises: The franchises and licenses and similar grants of governmental authority issued by any Governmental Authority used in the CATV Business as presently conducted by Sellers, all of which are listed in Schedule 3.07(f).

         CATV Instruments: All franchises, ordinances or licenses (other than the CATV Franchises) granted to either Seller by any Governmental Authority, including the FCC and the FAA; all Access Agreements; construction permits and certificates of occupancy; business radio, Earth station and other FCC licenses; copyright licenses and registrations, community antenna relay services; federal, state, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations, agreements for the purchase, sale, receipt or distribution of news, data and microwave relay signals, or for satellite services; and all other approvals, consents and authorizations used or held for use in the CATV Business. All material CATV Instruments are listed on
Schedule 3.07(e).

         CATV System: A CATV reception and distribution system consisting of trunk cable, subscriber drops and associated electronic equipment serving one or more Franchise Areas from a common headend.

         Closing Date; Date of Closing: The date fixed for the Closing in accordance with Section 12.01.

         Code:  The Internal Revenue Code of 1986, as amended.

         Communications Act:  As defined in Section 3.07(h).

         Community Service Area: That portion of the CATV Business serving an individual Franchise Area pursuant to a CATV Franchise.

         Contract: Any contract, mortgage, deed of trust, bond, indenture, lease, license, note, certificate, option, warrant, right, or other instrument, document or written agreement relating to the CATV Business to which the either Seller is a party or by which either Seller or the assets of the Sellers included within the CATV Business are bound, excluding any CATV Instrument and any CATV Franchise. All material Contracts are listed on Schedule 3.07(e).

         Copyright Act:  As defined in Section 3.07(h).

         CPA Firm:  As defined in Section 2.05(c).

         CPS:     As defined in Section 3.07(g)(iv).

         Current Assets: Means (i) one hundred percent (100%) of subscriber accounts receivable that are less than or equal to thirty (30) days past due,
(ii) ninety-five percent (95%) of subscriber accounts receivable that are over thirty (30) days past due but less than or equal to sixty (60) days past due, (iii) zero percent (0%) of all other subscriber accounts receivable, (iv) one hundred percent (100%) of advertising accounts receivable that are less than or equal to sixty (60) days past due, (v) ninety-five percent (95%) of advertising accounts receivable that are over sixty
(60) days past due but less than or equal to ninety (90) days past due, and (vi) zero percent (0%) of all other advertising accounts receivable, in each such case under clauses (i) through (vi) above, measured from the first day of the service period for which such account receivable relates, plus all deposits, the pro rata portion of any prepaid sales or use taxes, all prepaid expenses, including in respect of pole rental or equipment maintenance agreements that are Assumed Liabilities, and in respect of rent, postage, security service or two-way radio, in each case under this definition as determined in accordance with GAAP (unless otherwise specified herein).

         Current Liabilities: Means accounts payable, accrued expenses, and other current liabilities determined in accordance with GAAP.

         Current Rates.  As defined in Section 3.07(b).

         Deposit Escrow Amount:  As defined in Section 2.02(a).

         DOJ:  The United States Department of Justice.

         Escrow Agreement:  As defined in Section 2.02(a).

         Earth Station: A satellite earth receiving station consisting of one or more "dish" antennas, usually operated in conjunction with a building which houses electronic signal processing and amplification equipment, all of which is also referred to as a "head end".

         EBU: Means an active customer for basic cable service either in a single household, in a multi-unit dwelling or in a commercial or institutional establishment (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or in a commercial or institutional establishment that obtains service on a bulk rate, commercial accounts or similar basis, shall be determined by dividing the gross bulk rate or similar revenue for recurring non-pay services attributable to such multi-unit dwellings or commercial or institutional establishments by the comparable subscription rate for individual households receiving the same level of service from the same CATV System that serves such multi-unit dwelling or commercial or institutional establishment. For purposes of this definition, an "active customer" shall mean any person at any given time that is paying for and receiving any level of cable television service from the Systems and who has an account that is not more than 45 days past due except for amounts that are past due pending resolution of a bona fide dispute or past due amounts of $5 or less, provided such account is otherwise current. Any person at any given time that is paying for and receiving any level of cable television service who has an account balance that is more than 45 days but less than or equal to 60 days past due, except for amounts that are past due pending resolution of a bona fide dispute or past due amounts of $5 or less, provided such account is otherwise current, shall be counted as 70% of an "active customer" for purposes of this definition. For purposes of this definition, the past due period for any customer account shall be counted from the first day of the service period for which the statement was rendered.

         Employees:  Means all current or former employees of Sellers.

         Encumbrances: Means liens, charges, encumbrances, security interests, options, restrictions or any other claims or third party rights.

         Enforceability Exception:  As defined in Section 3.02(a).

         Environmental Law: Means all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to and governing the protection of human health and the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance.

         Environmental Notice:  As defined in Section 3.11(b).

         Environmental Report:  As defined in Section 7.08.

         Equipment: All tangible personal property; electronic devices; towers; trunk and distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including, without limitation, drop lines, converters and other signal control devices, encoders, transformers behind television sets and fittings); "head-ends" and "Hubs" (origination, testing, receiving, transmission and related equipment and distribution system) hardware; tools; inventory; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; furniture and furnishings; and all other tangible personal property and facilities owned or leased by Sellers and used in the CATV Business, a balance sheet category summary of which is set forth on Schedule 3.06(d).

         ERISA: The Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time.

         ERISA Affiliate:  As defined in Section 3.08(c).

         Escrow Agent:  As defined in Section 2.02(a).

         Escrow Agreement:  As defined in Section 2.02(a).

         Estimated Current Items Closing Adjustment Amount: Means (i) if Current Liabilities exceed Current Assets as reflected on the Estimated Closing Adjustment Statement, such excess, expressed as a negative number, or (ii) if Current Assets exceed Current Liabilities as reflected on the Estimated Closing Adjustment Statement, such excess, expressed as a positive number.

         Estimated Closing Adjustment Statement:  As defined in Section 2.04.

         Excluded  Assets:  The  assets  and  properties  of  Sellers  listed on
Schedule 1.01(c).

         Excluded Liabilities: Liabilities, obligations and commitments of Sellers identified on Schedule 1.01(d).

         FAA:  The Federal Aviation Administration.

         FCC:  The Federal Communications Commission.

         Final Current Items Closing Adjustment Amount: Means (i) if Current Liabilities exceed Current Assets as reflected on the Final Closing Adjustment Statement, such excess, expressed as a negative number, or (ii) if Current Assets exceed Current Liabilities as reflected on the Final Closing Adjustment Statement, such excess, expressed as a positive number.

         Final Closing Adjustment Statement:  As defined in Section 2.05(c).

         Financial Statements:  As defined in Section 3.03.

         Franchise Area:  As defined in Section 9.06(g)(i).

         FTC:  The Federal Trade Commission.

         Full Per Subscriber Amount:  As defined in Section 9.06(b)(iii).

         GAAP:  Means U.S. generally accepted accounting principles.

         Governmental Authority: The Federal Government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

         Hazardous Substance: Means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum products and any other substance, pollutant contaminant chemical or industrial toxic or waste, including without limitation hazardous materials within the meaning of any other applicable federal law, regulation, ordinance or requirement relating to or imposing liability of standards of conduct concerning any hazardous, toxic or dangerous waste substance or material.

         HSR Act and Rules: The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

         HSR Report: The Notification and Report Form for certain mergers and acquisitions mandated by the HSR Act and Rules.

         Income Statement:  As defined in Section 3.03.

         Indemnitee:  As defined in Section 10.05.

         Indemnitor:  As defined in Section 10.05.

         Indemnity Escrow Amount:  As defined in Section 2.02(b).

         Intangible Property: The copyrights, patents, trademarks, service marks and trade names used in the CATV Business and all applications for, or licenses or other rights to use any thereof, and the value associated therewith, which are owned by either Seller and used in the CATV Business, the material items of which are listed on Schedule 3.07(i).

         Interim Financial Statements:  As defined in Section 3.03.

         Interim Period:  As defined in Section 9.05.

         Inventory: Means all inventory as defined under GAAP, plus, without limitation, all supplies, all maintenance equipment, all converters, all cables and all amplifiers owned by either Seller and used in the CATV Business.

         Judgment: Any judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

         Law: The common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

         Losses:  As defined in Section 10.02(a).

         Management Agreement:  As defined in Section 9.06(b)(iv).

         Material or material: Without in any way limiting the ordinary meaning of the word "material", for purposes of this Agreement (unless the context requires otherwise), an event, circumstance or state of facts shall in any event be deemed to be "material" if such event, circumstance or state of facts individually or in the aggregate could be reasonably expected to (i) result in an expense or liability as determined in accordance with GAAP in excess of $100,000 in the aggregate or (ii) involve something that Buyer, Sellers or a prudent holder or prospective purchaser of any CATV System would reasonably consider material to itself or to such CATV System.

         Material Adverse Effect: Means, with respect to any event, circumstance or state of facts, an event, circumstance or state of facts which, individually or in the aggregate, could be reasonably expected to (i) result in an expense or liability as determined in accordance with GAAP in excess of $500,000 or (ii) otherwise have a material adverse effect upon any System, the CATV Business, Buyer or the transactions contemplated in this Agreement.

         1997 Financial Statements:  As defined in Section 3.03.

         1998 Budget: As defined in Section 5.01(f).

         Organizational Documents:  As defined in Section 3.02(b).

         Permitted Encumbrances: Means all Encumbrances (other than Encumbrances relating to the payment of money), if any, which do not materially detract from the value of the property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the CATV Business.

         Person: Any natural person, corporation, general or limited partner, partnership, joint venture, trust, association or unincorporated entity of any kind.

         Proceedings:  As defined in Section 3.09.

         Preliminary  Closing  Adjustment  Statement:   As  defined  in  Section
2.05(a).

         Purchase Price:  As defined in Section 2.02.

         Real Property: All realty, fixtures, leasehold and other fee or leasehold interests in real property, buildings and improvements used in the CATV Business or which relate to the operation of the CATV Systems, all of which are listed on Schedule 3.06(b).

         Retained Assets:  As defined in Section 9.06(a).

         Retained Franchise Escrow Account:  As defined in Section 9.06(b)(iii).

         Retained Franchise Escrow Agent:  As defined in Section 9.06(b)(iii).

         Retained   Franchise   Escrow   Agreement:   As   defined   in  Section
9.06(b)(iii).

         Retained Franchise Escrow Amount: As defined in Section 9.06(b)(iii).

         Retained Franchises:  As defined in Section 9.06.

         SEC:  As defined in Section 5.05(a)(i).

         Sellers:  As defined in the Preamble to this Agreement.

         Seller Indemnified Party:  As defined in Section 10.02.

         Sellers' Counsel:  Fleischman and Walsh, L.L.P.

         Sellers' Local Counsel:   Preti, Flaherty, Beliveau & Pachios.

         Sellers' Knowledge: The actual knowledge of one or more of Michael J. Angelakis, Robert S. Blank and Edward L. Barlow.

         Seller Required Consents:  As defined in Section 7.01.

         Subscription Contracts: All Contracts with subscribers to the CATV Business and all Contracts for bulk sales of CATV programming.

         System:  A CATV System.

         Tax Returns:  As defined in Section 3.05.

         Transferable Subscriber Percentage: As defined in Section 9.06(b)(iii).

         Transferable Franchise Area:  As defined in Section 9.06(g)(ii).

         1.02 Other Definitional Provisions. Terms defined in the singular shall have a comparable meaning when used in plural, and vice versa.

2.       Purchase and Sale.

         2.01 Transfer of Assets. At the Closing, upon the terms and conditions set forth in this Agreement, Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept and receive, all of Sellers' right, title and interest in and to the Acquired Assets free and clear of any Encumbrances other than permitted Encumbrances, such transaction to be effective as of 12:01 a.m. on the Closing Date.

         2.02     Purchase Price.

         The purchase price for the Acquired Assets shall be $188,750,000 (the "Base Price"), subject to the adjustments described in Section 2.03 below (as adjusted, the "Purchase Price"). The Purchase Price shall be paid as follows:

         (a) as security for Buyer's performance of its obligations hereunder, Buyer shall, not later than 2:00 p.m. Eastern Daylight Savings Time on June 25, 1998, deliver to Colorado National Bank, as escrow agent (the "Escrow Agent"), by wire transfer of immediately available funds, an amount equal to $9,500,000 (together with the interest earned thereon, the "Deposit Escrow Amount"), which sum shall be held and disbursed by the Escrow Agent pursuant to an

Escrow Agreement of even date herewith among the Buyer, Sellers and the Escrow Agent (the "Escrow Agreement") in the form of Exhibit B.

         (b) at the Closing, the Escrow Agent shall deliver to Buyer by wire transfer of immediately available funds all of the interest accrued on the Deposit Escrow Amount, and the Deposit Escrow Amount shall be applied as a credit against the Purchase Price and retained in escrow by the Escrow Agent as security for Sellers' obligations to Buyer following the Closing (such amount, together with all earnings thereon, is referred to herein as the "Indemnity Escrow Amount"); and (ii) the Buyer shall deliver to Sellers by wire transfer of immediately available funds pursuant to wiring instructions delivered by Sellers in writing at least two days prior to the Closing Date, the Purchase Price, less the Indemnity Escrow Amount. Six months following the Closing $4,750,000 of the Indemnity Escrow Amount, less the amount of any then asserted indemnification claims shall be released from escrow and delivered to Sellers. Twelve (12) months following the Closing, the balance of the Indemnity Escrow Amount, together with interest thereon, less the amount of any then asserted indemnification claims shall be released from escrow and paid to Sellers.

         2.03     Adjustments and Prorations.

         The Base Price shall be adjusted as follows:

         (a) by decreasing the Base Price by an amount equal to $2,533 multiplied by the amount by which the Average Eight Month EBUs is less than 75,000; and

         (b) by increasing the Base Price, if a positive number, or decreasing the Base Price, if a negative number, by the Estimated Current Items Closing Adjustment Amount as provided in Section 2.04.

         As used herein, "Average Eight Month EBUs" shall mean the sum of EBUs as of each of the eight monthly billing cutoff dates immediately preceding the Closing Date (which cutoff dates shall be established consistent with Sellers' past practices) divided by eight (8).

         2.04     Estimated Adjustments.

         Sellers shall prepare and submit to the Buyer, not later than five (5) days prior to the Closing, a written good faith estimate of (i) the Current Assets, Current Liabilities and the Average Eight Month EBUs of the CATV Business as of the Closing Date and (ii) the amount of the adjustments to the Purchase Price in accordance with Section 2.03 (the "Estimated Closing Adjustment Statement"). The Estimated Closing Adjustment Statement shall be based upon the books and records of the Systems, including the accounts receivable (including the aging reports) as shown on the latest records of
Sellers  kept  in  the  ordinary  course  of  business.  The  Estimated  Closing
Adjustment Statement submitted to the Buyer shall be accompanied by (a) a statement setting forth in reasonable detail the calculation of the Estimated Closing Adjustment Statement, the Current Assets and Current Liabilities of the CATV Business as of the Closing Date and the Average Eight Month EBUs as of the Closing Date, including appropriate back-up documentation related thereto and in support thereof and (b) a certificate signed by a senior officer of the Sellers certifying that the Estimated Closing Adjustment Statement was calculated in good faith in accordance with the provisions of Section 2.03. The Sellers shall also deliver to the Buyer such other information as may be reasonably requested by the Buyer to verify the amounts and calculations set forth in the Estimated Closing Adjustment Statement.

         2.05     Post-Closing Adjustment.

         (a) Within ninety (90) days after the Closing Date, Sellers shall prepare, or cause to be prepared, and deliver to Buyer a calculation as of the Closing Date, which statement shall be prepared in accordance with GAAP, consistently applied by Sellers, except as otherwise required by this Agreement, and shall set forth the Current Assets and Current Liabilities of Sellers as of the Closing Date and the Average Eight Month EBUs as of the Closing Date (the "Preliminary Closing Adjustment Statement"), together with a copy of any working papers relating to such Preliminary Closing Adjustment Statement and such other supporting evidence as Buyer may reasonably request either prior to or after the delivery thereof. Buyer shall cooperate in providing to Sellers all relevant books, records and personnel of the CATV Business in order to facilitate the preparation of the Preliminary Closing Adjustment Statement and shall have the right to examine all records used to prepare the Preliminary Closing Adjustment Statement.

         (b) In the event that Sellers fail to deliver to Buyer the Preliminary Closing Adjustment Statement within such 90-day period, then Buyer shall be entitled to deliver to Sellers the Preliminary Closing Adjustment Statement, in which case the provisions of this Section 2.05 relating to the parties' roles in the preparation and review process shall be deemed reversed.

         (c) In the event Buyer determines that the Preliminary Closing Adjustment Statement does not accurately reflect the final calculation of the Purchase Price or the adjustments and prorations to be made to the Base Price in accordance with this Agreement, Buyer shall, within forty-five (45) days after receipt of the Preliminary Closing Adjustment Statement, so inform Sellers in writing (the "Buyer's Objection"), setting forth the basis of the Buyer's Objection. In the event of the Buyer's Objection, Buyer and Sellers shall attempt to resolve the differences underlying the Buyer's Objection within thirty (30) days of Sellers' receipt thereof. If Sellers and Buyer are unable to resolve all their differences within such thirty (30) day period, they shall refer their remaining differences to Ernst & Young, certified public accountants, or such other nationally recognized firm of independent public accountants as to which Buyer and Sellers may mutually agree (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of the standard set forth in Section 2.04(a) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Closing Adjustment Statement requires adjustment. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit, but may conduct such testing procedures as it determines are appropriate to make such determination on the evidence brought to it. The CPA Firm shall deliver its written determination to Buyer and Sellers no later than 60 days after the remaining differences underlying the Buyer's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between Buyer and Sellers in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. Buyer and Sellers shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Preliminary Closing Adjustment statement and all other items reasonably requested by the CPA Firm. The "Final Closing Adjustment Statement" shall be (i) the Preliminary Closing Adjustment Statement in the event that (x) the Buyer's Objection is not delivered to Sellers in the period set forth in this Section 2.04(c), or (y) Sellers and Buyer so agree; or (ii) the Preliminary Closing Adjustment Statement, as adjusted by either (x) the agreement of Sellers and Buyer or (y) the CPA Firm.

         (d) On the fifth (5th) Business Day following the date that any particular adjustments pursuant to this Section 2.05 are no longer subject to dispute, the undisputed amounts shall be paid to the party in whose favor such amounts apply by the other party. Buyer shall have the right, but not the obligation, to allow Sellers to make payments of adjustments to the Base Price from the amount held in escrow by the Escrow Agent.

         (e) Any amount payable pursuant to Section 2.05(d) hereof shall be paid by wire transfer of immediately available funds to a bank account designated by Buyer or Sellers, as the case may be. Any amount not paid when due as provided in Section 2.05(d) shall bear interest from the Closing Date until paid in full at a rate of 15% per annum, compounded annually.

         2.06 Assumptions of Liabilities. At the Closing Date, Buyer shall assume the Assumed Liabilities in accordance with the Assumption Agreement attached hereto as Exhibit A.

         2.07 Sales and Transfer Taxes. All sales and use taxes and transfer taxes, if any, arising from the transfer of the Acquired Assets shall be shared equally by Buyer and Sellers.

         2.08 Allocation of Purchase Price. Prior to the Closing Date, Buyer and Sellers shall each use their reasonable efforts to agree upon the allocation (the "Allocation") of the Purchase Price and the Assumed Liabilities to the individual assets or classes of assets (within the meaning of Section 1060 of the Code), provided that no more than 10% shall be allocated to tangible assets other than land. Buyer, Sellers and their respective affiliates shall file all tax returns and schedules thereto, including, without limitation, those returns and forms required by Section 1060 of the Code, consistent with the Allocation unless otherwise required by applicable Law.

3.       Representations and Warranties of Sellers.

         To induce Buyer to enter into this Agreement, Sellers hereby jointly and severally represent and warrant to Buyer as follows:

         3.01 Organization and Authority of Sellers. State Cable is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in the States of Maine and New Hampshire and in each other jurisdiction in which the property owned, leased or operated by it requires it to be so qualified. Better Cable is a general partnership duly organized and validly existing under the laws of the State of Maine. Each Seller has the requisite power and authority (i) to own, lease and use the Acquired Assets as presently owned, leased and used by it, and (ii) to conduct the business and operations of the CATV Business as presently conducted by such Seller.

         3.02     Legal Capacity; Approvals and CATV Consents.

         (a) Authority and Binding Effect. Subject to Section 9.02 hereof and the consents and approvals set forth on Schedule 3.02, each Seller has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. All corporate or partnership action, as the case may be, by each Seller necessary for the authorization, execution, delivery and performance by such Seller of this Agreement has been taken and such action has not been rescinded, repealed or amended in any manner. This Agreement has been duly executed and delivered by each Seller and is the valid and binding obligation of each Seller enforceable against it in accordance with its terms, except as such enforceability may be affected by the laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies (the "Enforceability Exception").

         (b) No Breach. Subject only to Section 9.02 and to obtaining the consents and approvals set forth on Schedule 3.02, the execution, delivery and performance of this Agreement does not, and will not, contravene the certificate of incorporation, by-laws or partnership agreement, as the case may be, (such documents and similar constituent documents, "Organizational Documents") of either Seller, and does not, and will not: (i) conflict with or result in a breach or violation by either Seller of, or (ii) constitute a default by either Seller under, or (iii) result in the termination, suspension, modification or impairment of any CATV Instrument, Law, Judgment, or Contract to be assumed by Buyer thereunder to which either Seller is a party or by which either Seller, the CATV Business or any of the Acquired Assets is subject or bound or may be affected; or (iv) create or impose any Encumbrance upon any of the Acquired Assets.

         (c) Required Consents. Except for the parties listed in Schedule 3.02 and in Section 9.02, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of this Agreement by Sellers.

         3.03 Financial Statements. Sellers have delivered to Buyer true and complete copies of the consolidated balance sheet of Sellers as at December 31, 1997 (the "Balance Sheet") and December 31, 1996, and related statements of income and changes in financial position of Sellers for the years ending
December 31, 1997 (the "Income Statement") and 1996 (collectively, the "Financial Statements"). The Balance Sheet and Income Statement for the year 1997 (collectively, the "1997 Financial Statements") were prepared in accordance with GAAP and present fairly the financial position of Sellers as of those dates and the results of their operations for the periods then ended. Sellers have also provided to Buyer consolidated income statements for the respective quarterly and monthly periods ended March 31, 1998 and April 30, 1998. At the date of the Balance Sheet, no Seller had any material liabilities required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the Balance Sheet.

         3.04 Changes in Operation. Except as set forth in Schedule 3.04, as of the date hereof, since the date of the Balance Sheet, there has not been any adverse event or circumstance which, individually or in the aggregate, has had or could be reasonably expected to be material to Seller or any System other than those events or circumstances which may affect the cable television industry generally or in the States of Maine or New Hampshire particularly.

         3.05 Tax Returns. Each Seller has duly filed all material federal, state, local and foreign income, information, franchise, sales, use, property, excise and payroll and other tax returns or reports (herein "Tax Returns") required to be filed by such Seller on or prior to the date hereof. All taxes, fees and assessments that are shown on such Tax Returns as due or payable by such Seller on or before the date hereof and that might result in an Encumbrance upon any of the Acquired Assets have been duly paid. Except as set forth in
Schedule 3.05, no Seller has received any notice or assessment to the effect that there is any unpaid tax, interest, penalty or addition to tax due or claimed to be due from such Seller in respect of such Tax Returns; no Seller has received any notice of the assertion or threatened assertion of any Encumbrances with respect to any Acquired Assets on account of any unpaid taxes; and no audits of such Tax Returns by any Governmental Authority are pending or, to Sellers' Knowledge, threatened. To Sellers' Knowledge, except as set forth on
Schedule 3.05, no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Sellers.

         3.06     Acquired Assets.

         (a) Title; Encumbrances. Sellers hold good title to all the Acquired Assets, including: (i) good title to all of the Equipment and good and marketable title to all Real Property owned in fee, and (ii) the right and authority (subject to the required consents specified herein) to transfer to Buyer all of such Seller's right, title and interest in and to the other property or rights included in the Acquired Assets, in each instance free and clear of any Encumbrances except Permitted Encumbrances, and those Encumbrances to be discharged at or prior to the Closing and set forth on Schedule 3.06(a).

         (b) Real Property. Schedule 3.06(b) sets forth a list of all Real Property interests of the Sellers in connection with the operation of the CATV
Business as presently conducted, including, without limitation, all fee interests owned by Sellers and all leases and other real property interests to which either Seller is a party as of the date hereof. Each Seller has provided Buyer with true and complete copies of all documents and agreements relating to such Real Property. Except as set forth in Schedule 3.06(b), each Seller has good and marketable title to such interests in Real Property and has quiet enjoyment under all leasehold interests, in all cases free of all Encumbrances except Permitted Encumbrances, and those Encumbrances to be discharged at or prior to the Closing and set forth on Schedule 3.06(a). No condemnation proceedings are pending or, to Sellers' Knowledge, threatened with respect to any of the Real Property, nor has any such property been condemned. None of the Real Property owned, leased or operated by any Seller, or the ownership, occupancy or operation thereof, is in violation in any material respect of any deed, lease, easement, agreement or of any law or any building, zoning or other ordinance, code, rule, regulation or requirement, and no notice from any governmental body or other Person has been served upon such Seller claiming any material violation of any such law, ordinance, code, rule or regulation or requiring, or calling attention to the need for, any material work, repairs, construction, alterations or installation on or in connection with said property which has not been materially complied with. Each Seller has and, after Closing, Buyer will have, full legal and practical access to the Real Property, subject to the terms of the leases, agreements and other instruments described on Schedule 3.06(b). Except for Permitted Encumbrances, there are no encroachments upon the Real Property by any buildings, structures, towers or improvements located on adjoining real estate. None of the buildings, structures, towers or improvements that are constructed on the Real Property and used in the present operation of the CATV Systems encroaches upon adjoining real estate, and all such buildings, structures, towers and improvements are constructed in conformity in all material respects with all "set back" lines, easements and other restrictions or rights of record. There are no structural defects in the headends, towers, buildings, structures and other improvements located on such Real Property.

         (c) Acquired Assets. The Acquired Assets and the Excluded Assets include all assets used by Sellers to conduct the CATV Business as it is presently being conducted. The Acquired Assets are in good working order, ordinary wear and tear excepted. Those Acquired Assets damaged or destroyed by ice storms and related activity during the winter of 1997-1998 have been repaired or replaced, as appropriate, in all material respects.

         (d) Equipment. Schedule 3.06(d) sets forth a balance sheet category summary of all Equipment owned or leased by Sellers in connection with the operation of the CATV Business. Each Seller has good title to all Equipment owned by such Seller, and as of the Closing Date none of the Equipment will be subject to any Encumbrances, except Permitted Encumbrances. No material items of Equipment are the subject of any leases. All of the Equipment, and each Seller's use of the same, (i) comply in all material respects with all applicable ordinances and regulations and building and other laws, and (ii) meet the rules and regulations of the FCC and of the CATV Instruments. All transmitting and studio equipment for the CATV Systems are operating in accordance with and within the rules and regulations of the FCC and the CATV Instruments and with all applicable federal, state and local laws, ordinances, rules and regulations.

         3.07 The CATV Business. With respect to the CATV Business, Sellers hereby jointly and severally make the following warranties and representations:

         (a) System Information. As of the date hereof, the Systems pass by not fewer than 82,800 dwellings (as defined below) utilizing at least 2,660 miles of active cable plant; and (ii) as of the date hereof, the CATV Business includes not less than 75,000 EBUs and has the bandwidth capacity set forth on Schedule 3.07(a). As used in this Section
3.07(a) "dwellings" means a home or residential unit that can be legally serviced by the Systems by using no more than 500 feet of cable drop.

         (b) Rates Charged to Customers. As of the date hereof, the rates charged to customers for each class of service and categories of customers for the Systems are set forth in Schedule 3.07(b) (the "Current Rates"). Schedule 3.07(b) identifies the recent rate increases previously implemented by Sellers in certain Franchise Areas between December, 1997 and the date hereof. With respect to such rate increases, Sellers timely filed all applications, notices and other required documents with the FCC and any Governmental Authority and the subscribers within the Franchise Areas affected by such rate increases. The Current Rates have been reflected in all bills sent to subscribers following the effective dates of such rate increases. Sellers took all action reasonably necessary to affect the implementation of such rate increases, including, without limitation, (1) providing the FCC, any necessary Governmental Authority and the subscribers within the Franchise Areas affected by such rate increases with the appropriate required information relative to such rate increases, and
(2) filing with such Persons all necessary forms and documentation related to the rate increases within the requisite time period prior to each rate increase becoming effective. The Current Rates described on Schedule 3.07(b) for services delivered by Sellers with respect to the CATV Business are in compliance with federal, state and local regulation, and no basis exists for any rollback of Sellers' rates for basic service, or any rollback refund or forfeiture of Sellers' rates for any cable programming service tiers, as defined by the FCC with respect to any of the CATV Systems.

         (c) Stations and Services. Schedule 3.07(c) contains a true and accurate description of the television stations and programming services carried by the CATV Business and the channel position of each such service and station.

         (d) No Change in Operations. Except as set forth on Schedule 3.07(d), since the date of the Balance Sheet, the CATV Business has been operated in the ordinary course in all material respects. No material assets of Sellers have been disposed of since the date of the Balance Sheet except in the ordinary course of business.

         (e) Contracts. Schedule 3.07(e) contains a list of all material Contracts to which either Seller is a party or by which either Seller is bound. For purposes hereof, the term "material Contract" means all Contracts except for: (1) Subscription Contracts with customers for the cable services provided by the CATV Systems; (2) oral employment agreements terminable by either Seller at will without premium or penalty or severance obligation; (3) Contracts terminable by Sellers upon not more than 90 days notice without premium or penalty; (4) any contracts with a remaining term of 12 months or less as of the Closing Date, none of which is material to any System or the CATV Business which, in the aggregate involve payment by Sellers of more than $50,000 per year, or any material nonmonetary obligations (collectively, "Immaterial Contracts"); provided, however, that notwithstanding the foregoing, any Contracts between either Seller and Aurora Telecommunications, LLC or any of its affiliates or any non-public companies in which any of such entities holds an ownership interest shall be deemed to be a material Contract for all purposes hereof. Except for (A) the Contracts listed on Schedule

3.07(e) (true and complete copies of which agreements, including, any and all amendments thereto, have been or will be as promptly as practicable after the date of this Agreement delivered to Buyer or, in the case of oral agreements, descriptions of which are set forth on said Schedule 3.07(e)), (B) Immaterial Contracts, (C) Contracts entered into between the date hereof and the Closing Date as permitted by Section 5.01(a) hereof and (D) Contracts that are Excluded Assets or Excluded Liabilities, no Seller is a party to nor is it or any of its respective property bound by any Contract. Except as set forth in Schedule 3.07(e), there are no defaults by Sellers under the material Contracts (nor has any Seller received written notice of a threatened default or notice of default), and Sellers know of no defaults by any other party to a material Contract. Except as provided on Schedule 3.07(e) and except launch commitments with respect to CATV Systems in the process of being upgraded, neither Seller has entered into any Contract, agreement or commitment, written or oral, with any Governmental Authority or any other third party, including, without limitation, any programmer pursuant to a programming or affiliation agreement, pursuant to which such Seller has agreed to certain channel launch commitments.
Schedule 3.07(e) contains a complete description of any such launch commitments, including, without limitation, the type and size of the commitment, the communities and/or programmers with which such commitments have been made, the number of channels included in such commitment and any financial or other incentives provided in connection with such commitments. None of the material Contracts contains rights of first refusal or similar transfer restrictions. Except as provided on Schedule 3.07(e) and except for obligations set forth in the material Contracts, Sellers do not have any commitments or agreements, written or oral, direct, indirect, express or implied, pursuant to which Sellers are obligated to make material payments, contributions or donations of any kind to any third party.

         (f) CATV Franchises and Governmental Authorities. Schedule 3.07(f) includes a true and complete list of all CATV Franchises that are held for use in connection with the operations of the CATV Business, true and complete copies of which (including all amendments and modifications thereto) have been provided to Buyer. Sellers have not made any commitments (oral or written) that are still in effect to any Governmental Authority with respect to the CATV Systems other than those contained in the CATV Franchises. Sellers hold all of the CATV Franchises, and material permits and licenses necessary to enable it to operate the CATV Business as presently conducted, and no other franchise, franchise applications, or material licenses, registrations, authorizations or permits are required by applicable law in connection with the conduct and operation of the CATV Business in the ordinary course of business. Each of the CATV Franchises is in full force and effect in accordance with its terms. To Sellers' Knowledge, there exists no factor circumstance which, with the passage of time or the giving of notice or both, would constitute a material default under any CATV Franchise or permit any Governmental Authority to cancel, terminate or suspend the rights thereunder. None of the CATV Franchises contain rights of first refusal or similar transfer restrictions upon the sale of the CATV Franchise, other than customary consent requirements provided for in such CATV Franchises. All of the communities to which the CATV Systems provide cable television service have been registered with the FCC. Schedule 3.07(f) contains a true and complete list of each community which is registered and its corresponding FCC community unit identification number.

         (g)      CATV Systems.

                  (i) Schedule 3.07(g) contains a true and complete list of each CATV System's towers, tower coordinates, total height above ground level and the aeronautical study number reflecting FAA authorization for each tower. All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the CATV Systems in the manner presently operated and the towers are being operated in compliance in all material respects with applicable FCC and FAA rules.

                  (ii) As of the date of this Agreement and to Sellers' Knowledge, and except as disclosed on Schedule 3.07(g): (AA) Sellers are, as of the date of this Agreement, the only person providing wireline or wireless cable television services or similar video programming or related services (excluding direct broadcast satellite services) within all or part of the geographic areas served by the Systems; and (BB) no person other than the Sellers have been granted a cable television franchise in any of the geographic areas presently served by the CATV Systems.

                  (iii) All notices required to be given by the Sellers to subscribers of the CATV Systems have been given in material compliance with the requirements of the Communications Act and applicable FCC rules, regulations and policies.

                  (iv) As of the date of this Agreement,  except as set forth on
         Schedule 3.07(g), no Governmental Authority served by any CATV System has become certified by the FCC to regulate such System's basic service rate, and Sellers have not received any complaint on FCC Form 329 concerning the cable programming service ("CPS") rates of any CATV System, and Sellers are not aware of any CPS rate regulation of any CATV system.

         (h) CATV Business. (i) Except as set forth in Schedule 3.07(h), the CATV Business is conducted by Sellers in material compliance with all applicable laws, regulations and other requirements of Governmental Authorities, CATV Franchises, CATV Instruments and Contracts, including, but not limited to, material compliance with the rules and regulations of the FCC and the provisions of the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Communications Act"). Sellers have timely filed and paid to the FCC and any Governmental Authority all filings, applications, reports, payments and fees, including, but not limited to, cable television registration statements, annual reports, aeronautical frequency usage notices, FCC Form 320, FCC Form 325, Schedule A, FCC Form 395-A and FCC Form 159 that are required under the rules and regulations of the FCC; and (ii) the CATV Business is in material compliance with all signal leakage criteria prescribed by the FCC for the most recent semi-annual reporting periods; and a request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each CATV Franchise expiring within thirty-six (36) months after the date of this Agreement. Each Seller will make available to Buyer copies of all reports and filings for the past three (3) years made or filed by such Seller pursuant to FCC rules and regulations and shall make available to Buyer all other past reports and filings made or filed by Sellers pursuant to FCC rules and regulations. Sellers have filed and deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act of 1976 (as amended, the "Copyright Act"), with respect to the business and operations of the CATV Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. Sellers will make available to Buyer true and complete copies of all such statements of account and other documents and instruments filed and deposited with the U.S. Copyright Office in connection with the ownership and operation of the Systems for the past three (3) years. The CATV Systems are in material compliance with the Copyright Act (except with respect to music performances) and the rules and regulations of the U.S. Copyright Office. To Sellers' Knowledge, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party which questions the copyright filings or payments made by the CATV Systems. As of the date hereof, neither Seller has been found to be a common carrier by any Governmental Authority.

         (i) Intangible Property. Schedule 3.07(i), lists each trademark, service mark, trade name or copyright of Sellers used in connection with the CATV Business. To Sellers' Knowledge, and without notice to the contrary, neither Seller has, nor has the use of any such item in connection with the CATV Business, infringed upon or conflicted with any patent, trademark, servicemark, trade name or copyright of others, and neither Seller has received any notice of any such claimed infringement or conflict. During the past five (5) years, neither Seller has existed under or used any name other than as set forth in
Schedule 3.07(i).

         (j)   Retransmission    Consents.   All   broadcast   station   signals
retransmitted on any of the CATV Systems, excluding superstations carried pursuant to 47 C.F.R. ss. 76.64, are being retransmitted either pursuant to a broadcast station's must carry election or a retransmission consent agreement authorizing the retransmission of the station's signal. Except as provided in
Schedule 3.07(j), each such retransmission consent agreement is in full force and effect, is effective and valid through at least December 31, 1999 and is consistent with FCC rules and policies, and there is no dispute or claim pending by any broadcast station, or, to Sellers' Knowledge, threatened, with respect to any broadcast station's carriage, lack of carriage or channel position by any System. Except as set forth on Schedule 3.07(j), no retransmission consent agreement requires a cash payment by the Sellers or imposes other material conditions. As of the date of this Agreement, Sellers have not received any request or demand to lease channel capacity on any of the Systems pursuant to
Section 612 of the Communications Act. Sellers have provided Buyer with true and complete copies of all retransmission consent agreements, including all amendments relating thereto.

         3.08     Employee Benefit Plans.

         (a) All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering Employees, other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA, and other benefit plans, contracts, policies, practices, agreements or arrangements providing for compensation, severance, termination pay, performance awards, stock or stock-
related awards or other equity-based awards, fringe benefits of any kind, whether formal or informal, funded or unfunded, covering Employees (collectively, the "Benefit Plans") are listed on Schedule 3.08, and copies or summaries of any such written Benefit Plans (or related Insurance Policies) and any amendments thereto have been provided or made available to Buyer. Schedule
3.08 also lists all multi-employer plans covering Employees. Except as disclosed on Schedule 3.08, there is not now in effect or adopted and to become effective after the date of this Agreement, any new Benefit Plan or any amendment to an existing Benefit Plan which will affect the benefits of Employees or former employees of the CATV Systems.

         (b) All Benefit Plans have been administered in substantial compliance with their own terms and, where applicable, with ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal and state laws. There are no material pending or, to Sellers' Knowledge, threatened investigations, proceedings, actions, suits, claims or other litigation (other than routine claims for benefits) relating to the Benefit Plans. Neither Seller has engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Sellers to a tax or penalty imposed by either Section 4975 of the Code or
Section 406 or 502(i) of ERISA in an amount which would be material.

         (c) No liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by either Seller with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with such Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither Seller has incurred, nor does either Seller expect to incur, any withdrawal liability with respect to a multi-employer plan under subtitle E of Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Benefit Plan subject to Title IV of ERISA or by any ERISA Affiliate within the 12-month period ending on the date hereof.

         (d) Neither any Benefit Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Seller has provided, nor is either Seller required to provide, security to any Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401 (a) (29) of the Code.

         (e)  Except  as  disclosed  in  Schedule   3.08,   neither  Seller  has
contributed to any Multiemployer Plan at any time after September 26, 1980.

         (f) Neither Seller is aware of the existence of any governmental audit or examination of any of such Seller's Benefit Plans or any facts that would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any such Benefit Plan pending, or, to the Sellers' Knowledge, threatened with respect to any of such Benefit Plan.

         (g) No Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary after the termination of the participant's employment or upon the participant's retirement except as may be required under
Section 4980B of the Code or applicable state statutory law.

         (h) Except as set forth on Schedule 3.08, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute an event under any Employee Plan that will or may result in any payment, upon a change in control or otherwise, whether of severance, accrued vacations or otherwise, acceleration, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

         3.09 Legal and Governmental Proceedings and Judgments. Except as may affect the cable television industry generally, or in the States of Maine or New Hampshire particularly, or as set forth on Schedule 3.09, there is no legal action, counterclaim, suit, arbitration, or proceeding, pending or, to Sellers' Knowledge, any governmental investigation pending or threatened against either Seller, the CATV Business or the Acquired Assets (collectively, "Proceedings"), nor is there any Judgment pending or outstanding against either Seller or to or by which either Seller, any of the Acquired Assets or the CATV Business is subject or bound. None of the Proceedings could, individually or in the aggregate, (i) result in any modification, termination, suspension, impairment or reformation of any material CATV Instrument or Contract or any right or privilege thereunder; (ii) materially adversely affect the ability either Seller to consummate any of the transactions contemplated hereby; or (iii) have a material adverse effect upon either Seller, the Systems or the CATV Business.

         3.10 Finders and Brokers. Sellers have not entered into any contract, arrangement or understanding with any Person or firm, nor is either Seller aware of any claim or basis for any claim based upon any act or omission of such Seller or any of its affiliates, which may result in the obligation of Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Sellers jointly and severally agree to indemnify and hold harmless Buyer against any fee, commission, loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by Sellers.

         3.11     Environmental Matters.

         (a) Except as disclosed in Schedule 3.11, (i) the Real Property is free of all friable asbestos; (ii) no Hazardous Substance is currently or has ever been located in, on, under or about any of the Real Property owned by Sellers during Sellers' ownership or to Sellers' Knowledge, any of the Real Property owned by Sellers prior to such Sellers' ownership or leased by Sellers in a manner which violates any Environmental Law in any material respect or which requires cleanup or corrective action of any kind under any Environmental Law;
(iii) each Seller is in material past and current compliance with, is not in material violation of, and has no material liability under, any Environmental Law; (iv) the CATV Systems are capable of continued operation in compliance with all Environmental Law; (v) no Hazardous Substances have been used, treated or disposed in, on, over or under the Real Property by Sellers, except for such substances which are in such amounts and of the type typically found in commercial cleaning products or standard supplies of businesses similar to each Seller's, as to which each Seller is in compliance with all applicable Environmental Law; and (vi) there are no tanks below the surface of the Real Property.

         (b) Except as disclosed in Schedule 3.11, neither Seller has received any notice from any Governmental Authority indicating that the Real Property or any property adjacent thereto has been or may be placed on any federal or state "Superfund" or "Superlien" list ("Environmental Notice"). To Sellers' Knowledge, there has not been any Environmental Notice with respect to any of the Real Property received by any prior owner or occupant of the Real Property which has not been fully satisfied and complied with in a timely fashion.

         3.12 Bonds, Insurance and Letters of Credit. Except as otherwise specified in Schedule 3.12, each insurance policy, each performance bond and each letter of credit required to be maintained, or which is maintained covering the property comprising the CATV Systems and Acquired Assets, and/or the operation of the CATV Systems, is set forth in Schedule 3.12, and a copy of each such policy, letter of credit or bond has been made or will be available to Buyer by Sellers within 30 days of the date hereof. Each of such policies, letters of credit and bonds is current and in full force and effect. Neither Seller has received any notice of default under or intended cancellation or nonrenewal of any such policies, letter of credit or bonds. There are no pending or threatened requests to make a draw under any such letter of credit. Sellers will continue to maintain in effect through the Closing Date, and for such periods thereafter as may be required under Section 9.05 hereof, those bonds, letters of credit and insurance policies in connection with the Acquired Assets and/or the operation of the CATV Systems. During such periods, Sellers will not take any action or refrain from taking any action other than in the ordinary course of business.

         3.13     Labor Contracts and Actions.

         (a) Neither Seller is a party to any Contract with any labor organization, nor has either Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of either Seller with respect to the operation of the CATV Business. To Sellers' Knowledge there is no organizational effort currently being made, negotiated, or threatened by or on behalf of any labor union with respect to either Sellers' employees.

         (b) As of the date of this Agreement, Sellers are not experiencing any strikes, work stoppages, significant grievance proceedings or, to the Sellers' Knowledge, claims of unfair labor practices filed with respect to the operation of the CATV Business.

         3.14 Transactions with Affiliates. Except as set forth on Schedule 3.14, there is no lease, sublease, indebtedness, contract, agreement, understanding, or other arrangement of any kind with any affiliate, employee, director, shareholder or consultant of Sellers.

4.       Representations and Warranties of Buyer.

         To induce Sellers to enter into this Agreement, Buyer represents and warrants to Sellers as follows:

         4.01 Organization and Authority of Buyer. Buyer is a limited partnership, validly organized and existing and in good standing under the laws of the State of Delaware and is qualified to transact business in Maine and in each other jurisdiction in which the property owned, leased or operated by it require it to be so qualified. Buyer has the requisite power and authority (i) to own, lease and use its assets and properties as presently owned, leased and used by Buyer, and (ii) to conduct its business and operations as presently conducted by Buyer; and (iii) to consummate the transactions contemplated herein.

         4.02     Legal Capacity; Approvals and Consents.

         (a) Authority and Binding Effect. Subject to Section 9.02 hereof and the consents and approvals set forth on Schedule 4.02, Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All partnership action by Buyer necessary for the authorization, execution, delivery and performance by Buyer of this Agreement has been taken and such action has not been rescinded, repealed or amended in any manner. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except for the Enforceability Exception.

         (b) No Breach. Subject only to Section 9.02 hereof and to obtaining the consents and approvals set forth on Schedule 4.02, the execution, delivery and performance of this Agreement does not, and will not, contravene the Organizational Documents of Buyer, and does not and will not: (i) conflict with or result in a breach or violation by Buyer of, or (ii) constitute a default by Buyer under, any Law, Judgment, contract, arrangement or understanding to which Buyer is a party or by which Buyer is subject or bound or may be affected.

         (c) Required Consents. Subject to Section 9.02 hereof and except for the parties listed in Schedule 4.02, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of this Agreement by Buyer, except where failure to obtain such consent or approval or failure to make such filing would not reasonably be expected to be material.

         4.03 Legal and Governmental Proceedings and Judgments. There is no legal action, proceeding, investigation or controversy pending or, to the knowledge of Buyer, threatened against or otherwise involving Buyer, nor are there any Judgments outstanding against Buyer or to or by which Buyer is, or may be, subject or bound which may adversely affect the ability of Buyer to consummate any of the transactions contemplated hereby.

         4.04 Finders and Brokers. Except for a fee to be paid to Daniels & Associates, Buyer has not entered into any contract, arrangement or understanding with any Person or firm, nor is Buyer aware of any claim or basis for any claim based upon any act or omission of Buyer or any of its affiliates, which may result in the obligation of Sellers to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Buyer agrees to indemnify and hold harmless Seller against any fee, commission, loss or expense arising out of any claim by any broker or finder employed or alleged to have been employed by Buyer.

         4.05 Acquisition of Rights. As of the date of this Agreement, Buyer is not aware of, and has no reason to believe there is, any reason relating to Buyer that any Governmental Authority or other party whose consent is required or contemplated hereunder, would refuse to consent to the transfer of CATV Instruments or any rights to Buyer hereunder or would condition granting of any such consent on the performance by Sellers or Buyer of any material obligation not expressly set forth herein.

5.       Covenants Pending Closing.

         5.01 Business of Sellers. From the date hereof to the Closing Date, and except as otherwise consented to or approved by Buyer in writing (which consent shall not be unreasonably withheld), Sellers jointly and severally hereby covenant and agree as follows:

         (a) Business in Ordinary Course. Except as otherwise agreed by the parties or as provided herein, Sellers shall conduct the CATV Business in the ordinary course, consistent with past practices and will not engage in any material transaction, including, without limitation, entering into or amending in any material respect any CATV Instrument, entering into or amending any CATV Franchise or making any material advance or expenditure, other than in the ordinary course of business, nor change in any material respect business policies or practices. Sellers shall not amend any Contract in any material respect or enter into any Contract with any Person, including, without limitation, any of Seller's affiliates or any stockholders, directors, officers, employees, agents or consultants of Sellers other than Immaterial Contracts entered into in the ordinary course of business. Sellers shall use their reasonable commercial efforts to preserve the CATV Business and Acquired Assets intact, to retain the services of their present employees and agents, and to preserve their business relationships with, and the goodwill of, their subscribers, customers, advertisers, suppliers and others. Sellers shall pay before delinquent all taxes and other charges upon or against Sellers or any of their properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which it chooses to contest in good faith by appropriate proceedings and for which appropriate reserves have been maintained. Sellers shall not (i) enter into any transaction or incur any liability or obligation which, if entered into or incurred prior to the date of this Agreement, would have been required to be listed on the Schedules hereto, (ii) sell, lease, hypothecate, transfer or otherwise dispose of any of the Acquired Assets, other than dispositions of assets in an aggregate amount of less than $50,000 in the ordinary course of business where suitable replacements have been made therefor, (iii) grant or agree to grant any increase in the rates of salaries or compensation payable to employees (other than as required by law and regularly scheduled bonuses and increases in the ordinary course of business or bonuses to induce employees to remain employed with Sellers through the Closing
Date), (iv) except as provided in (iii) above provide for any new and material pension, retirement or other employment benefits for employees or any material increase in any existing benefits (other than as required by law), (v) implement any retiering or repackaging of cable television programming offered by the CATV Systems (other than as required by law or the terms of the applicable CATV Franchise), (vi) except as provided in the 1998 Budget and Marketing Plan previously delivered to Buyer (the "1998 Budget") implement or conduct any sales or marketing programs or other activities that could be reasonably expected to result in a temporary (but not necessarily long term) increase in EBUs, or (vii) change customer rates for any service or charges for remotes or installation, or change billing, disconnect, promotional or marketing practices

         (b) Books and Records. Each Seller shall maintain its respective books, accounts and records in the usual, regular and ordinary manner in accordance with past practices.

         (c) Litigation During Interim Period. Sellers will advise Buyer in writing promptly of the assertion, commencement or threat of any material claim, litigation, labor dispute, proceeding or investigation in which the Sellers are a party or the Acquired Assets or CATV Business may be affected.

         (d) Contracts. Sellers shall promptly deliver to Buyer copies of all Contracts that are entered into after the date hereof and prior to the Closing in accordance with the terms of this Agreement which, if existing on the date hereof, would constitute a material Contract. Sellers shall not amend the terms of any material Contracts (or permit any material Contracts to be extended) without the consent of Buyer, which consent shall not be unreasonably withheld or delayed.

         (e) CATV Franchises. Except as set forth in Schedule 5.01(e) or as otherwise agreed by the parties, Sellers shall not cause or permit, by any act or failure to act, any of the CATV Franchises to expire or to be revoked, suspended, or materially adversely modified, or take any action that could reasonably be expected to cause any Governmental Authority to institute proceedings for the suspension, revocation, or material adverse modification of any Franchise except as otherwise agreed to by the parties. With respect to any CATV Franchise expiring within thirty-six (36) months from the date hereof for which a request for renewal has not yet been submitted by either Seller, such Seller shall submit such renewal requests pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority.

         (f) CATV Systems. Each Seller shall pay all obligations relating to the CATV Systems as they become due, consistent with past practices. Sellers shall not change customer rates for any service or charges for remotes or installation, or change billing, disconnect or marketing practices (other than as required by law or the terms of the applicable CATV Franchise or as set forth in the 1998 Budget).

         (g) Acquired Assets; Inventory. Sellers shall maintain all of the Acquired Assets in good working order (ordinary wear and tear excepted), and shall use, operate and maintain all of the Acquired Assets in a reasonable manner. Sellers shall maintain inventories at levels consistent with past practices and in accordance with the 1998 Budget.

         (h) Compliance with Law. Sellers shall comply in all material respects with all laws, rules and regulations applicable or related to the ownership and operation of the CATV Systems.

         (i) Encumbrances. Sellers shall not create, assume or permit to exist any Encumbrance, claim or liability, upon the Acquired Assets, except for Permitted Encumbrance.

         (j) FCC Filings. Each Seller shall provide to Buyer, promptly following the filing thereof, copies of all reports to and other filings with the FCC relating to the CATV Systems.

         (k) CATV Instruments. Each Seller shall provide to Buyer, as soon as practicable following the receipt thereof by such Seller, a copy of (i) any notice from the FCC or any other Governmental Authority of the revocation, suspension, or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under (or any written notice to the effect that such authority may in the future, as the result of failure to comply with laws or regulations or for any other reason, revoke, suspend or limit the rights under) any CATV Instrument, and (ii) copies of all protests, complaints, challenges or other documents filed with the FCC by third parties concerning any CATV System (if same has been provided to such Seller) and, as soon as practicable following the filing or making thereof, copies of Seller's responses to such filings.

         (1) Capital Expenditures. Sellers shall make capital expenditures consistent with past practices and in accordance with the 1998 Budget and
Schedule 5.01(l) and shall complete all CATV System upgrades and interconnections as contemplated in accordance with Schedule 5.01(l) as of the dates specified therein. With respect to any system upgrade which is not scheduled to be completed prior to the Closing Date, Sellers shall continue all necessary construction in connection with such system upgrade in accordance with
Schedule 5.01(l).

         (m) Retransmission Extensions. With respect to any broadcast television station which is presently retransmitted on the Systems and whose retransmission consent expires prior to December 31, 1999, Sellers shall cooperate with Buyer in seeking to obtain the written consent of such station to continue to retransmit such signal through at least December 31, 1999, on terms which are substantially similar to those presently applicable to the CATV Systems or upon such other terms as are reasonably acceptable to Buyer.

         5.02     Access to Information.

         (a) Access by Buyer. Between the date of this Agreement and the Closing, Buyer shall have reasonable access during normal business hours to all of the properties, books, reports, records, CATV Instruments and Contracts of each Seller, and each Seller shall furnish Buyer with all information it may reasonably request. All information obtained by Buyer pursuant to this Agreement and in connection with the negotiation hereof shall be used by Buyer solely for purposes related to this Agreement and the acquisition of the Acquired Assets and, in the case of nonpublic information, shall, except as may be required for the performance of this Agreement or by Law, be kept in strict confidence by Buyer.

         (b) Access by Sellers. Subsequent to the Closing, Buyer shall preserve and give to Sellers reasonable access during normal business hours to all of the books, reports, records, CATV Franchises, CATV Instruments and Contracts from files and records transferred to Buyer at the time of Closing, for the purposes of the preparation of tax returns, the defense of any claims asserted or which may be asserted with respect to which the Sellers are the Indemnitor as contemplated by the Agreement, or other proper purposes.

         5.03 Notice of Subsequent Events. Each Party agrees to promptly notify the other of any circumstance, event or action by it or otherwise (i) that, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in any of its representation and warranties in this Agreement not being true and correct in all material respects at Closing.

         5.04 Delivery of Financial Information. Sellers shall deliver to Buyer:
(i) as soon as they are available, but in no event later than thirty (30) days after the end of each month subsequent to the date hereof, consistently prepared balance sheets and statements of income; (ii) within thirty (30) days after the end of each month a report prepared on a basis consistent with past practice and showing monthly revenues and subscriber information for the CATV Systems; and
(iii) such other financial and operating information regarding the CATV Systems and the Acquired Assets as Buyer reasonably requests, including, without limitation, monthly capital expenditure reports. Such financial statements have been and will be prepared on a basis consistent from period to period.

         5.05     Additional Financial Information.

         (a) Sellers agree to cooperate and assist Buyer with the Buyer's preparation of, including reasonable efforts necessary to cause Sellers'
independent accountants to audit (to the extent indicated below), at Buyer's expense, the following financial statements with respect to the CATV Systems, Buyer's preparation of related management discussions and analyses (collectively, the "Additional Financial Statements"), conforming with the requirements specified in this Section 5.05:

                  (i) Balance Sheets and income statements and statements of cash flows and changes in equity for such of the years ended December 31, 1996, 1997 and for the period ended September 30, 1998 (or such other period ending on or prior to the Closing Date as may be necessary under applicable SEC rules), together with the required footnotes and the auditor's report thereon under Securities and Exchange Commission ("SEC") Regulations S-K and S-X to the extent required by Buyer in connection with its reporting and filing obligations under the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended (the "Securities Laws").

                  (ii) An unaudited balance sheet and income statement and statement of cash flows for such interim period ending during 1998 as Buyer may reasonably request, together with the required footnotes.

         (b) The Additional Financial Statements shall be prepared by Buyer using the books and records of each Seller, in accordance with generally accepted accounting principles, consistently applied, and in the form required by SEC Regulations S-K and S-X, so as to fairly present the financial condition, results of operations and cash flows of Sellers for the periods indicated, and with respect to quarterly financial statements required by this Section 5.05, subject to normal year-end adjustments.

         (c) Each Seller agrees to provide, to the extent it is reasonably able to do so, one or more audit representation letters as to the information provided by each Seller to its independent accountants in connection with any audit required under this Section 5.05. The representation letter will be in such form and make the representations reasonably required by such independent accountants to enable them to issue an opinion acceptable to the SEC for purposes of any registration statement with respect to the audit of those Additional Financial Statements required to be audited by SEC Regulations S-K and S-X and to be included in such registration statement. Each Seller shall use its commercially reasonable efforts to cause its independent accountants to provide all consents that are necessary for the inclusion of their opinion and the Additional Financial Statements in any such registration statement.

         (d) Buyer acknowledges that the Additional Financial Statements are being prepared by Buyer for inclusion in its periodic reports and filings with the SEC pursuant to the Securities Laws. Buyer agrees that (i) any Losses, claims, liabilities, damages, penalties, costs and expenses it may have as a result thereof are not Losses, (ii) the Sellers, their owners, officers, directors, employees and agents (collectively, "Sellers Parties") shall have no liability under the Securities Laws to any purchaser under, or underwriter (or its representatives) with respect to, Buyer's periodic reports and filings with the SEC pursuant to the Securities Laws, and (iii) Buyer shall indemnify and hold harmless Sellers Parties from and against any losses, claims, liabilities, damages, penalties, costs and expenses arising out of or with respect to Buyer's periodic reports and filings with the SEC pursuant to the Securities Laws.

         5.06 Rate Forms. Each Seller will furnish Buyer with any correspondence (including FCC rate forms and associated exhibits) from or to any Governmental Authority relating to regulatory review of the rates charged by the CATV Systems for cable television services and equipment. Each Seller agrees to provide to Buyer the following documentation, as soon as practicable: (i) complete and correct copies of all applicable FCC Forms 393, 1200, 1205, 1210, 1215, 1230 and 1240 relating to rate regulation generally or specific rates charged to customers of the CATV Systems that have been prepared by such Seller (either before or after the date of this Agreement) for filing with the appropriate Governmental Authorities; (ii) and, to the extent that such Seller has not completed such forms with respect to any community and/or any level or tier of cable television service because such forms have not been required to be filed with any Governmental Authority pursuant to applicable Law, Sellers agree to assist Buyer, to the extent requested by Buyer, with determining such information and shall provide Buyer with any such other information, work papers and documents (including rate history information) reasonably necessary for any rate defense necessary for Buyer to defend and support any challenge to the past, current and proposed rates charged or to be charged to the customers of the CATV Business.

6.       Deliveries at Closing.

         6.01 Deliveries by Sellers. At the Closing, Sellers will deliver or cause to be delivered to Buyer:

         (a) Such special warranty or trustee's deeds, certificates or title policies, bills of sale, endorsements, and other good and sufficient instruments of conveyance, transfer and assignment as are necessary to vest in Buyer the right, title and interest of Sellers in accordance herewith in and to the Acquired Assets in a form reasonably satisfactory to Buyer, which shall include, without limitation, a form of Bill of Sale and General Assignment in the form of Exhibit C hereto.

         (b) A certificate signed by a principal officer of each Seller, dated as of the Closing Date, representing and certifying to Buyer as to the matters set forth in Sections 7.03, 7.04 and 7.06.

         (c) The Assumption Agreement in the form of Exhibit A hereto.

         (d) An opinion of Sellers' Counsel, in form and substance reasonably acceptable to Buyer and Buyer's counsel.

         (e) An opinion of Sellers' Local Counsel, in form and substance reasonably acceptable to Buyer and Buyer's counsel.

         (f) A certificate signed by a principal officer of each Seller, dated as of the Closing Date, representing and certifying (i) that the resolutions, as attached to such certificate, were duly adopted by such Sellers' directors and stockholders or partners, as the case may be, authorizing and approving the execution and delivery of this Agreement and all Agreements referenced herein and contemplated hereby and the consummation of the transactions contemplated hereby and that such resolutions have not been modified or amended in any way and remain in full force and effect; and (ii) as to the incumbency of each signatory to this Agreement and each other Agreement, instrument or document delivered hereunder executed by each Seller.

         (g) Evidence that the waiting period under the HSR Act, if applicable, has expired.

         (h) Evidence in a form and substance reasonably satisfactory to Buyer of receipt of all Seller Required Consents, except as waived by Buyer pursuant to Section 7.01.

         6.02 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Sellers:

         (a) The Purchase Price, as adjusted pursuant to Section 2.03, less the Indemnity Escrow Amount.

         (b) The Assumption Agreement in the form of Exhibit A hereto.

         (c) A certificate signed by a principal officer of Buyer, dated as of the Closing Date, representing and certifying to Sellers as to matters set forth in Sections 8.03 and 8.04.

         (d) An opinion of Buyer's Counsel, in form and substance reasonably acceptable to Sellers and Sellers' Counsel.

         (e) A certificate signed by a principal officer of the Buyer, dated as of the Closing Date, representing and certifying (i) that the resolutions, as attached to such certificate, were duly adopted by Buyer's partners authorizing and approving the execution and delivery of this Agreement and all Agreements referenced herein and contemplated hereby and the consummation of the transactions contemplated hereby and that such resolutions have not been modified or amended and remain in full force and effect; and (ii) as to the incumbency of each signatory to this Agreement and each other Agreement, instrument or document delivered hereunder executed by Buyer.

         (f) Evidence that the waiting period under the HSR Act, if applicable, has expired.

7.       Conditions to the Obligations of Buyer.

         Buyer agrees that neither its ability to obtain financing to consummate the Closing nor the level of Eight Month EBUs as of the Closing Date shall be a condition to Buyer's obligation to close the transactions contemplated herein. The obligations of Buyer to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions any of which may be waived in writing by Buyer:

         7.01 Receipt of Consents. The conditions specified in Section 9.02 shall have been satisfied and such of the approvals and consents described in
Schedule 3.02 that are specifically noted therein as being required as conditions to the Closing (the "Seller Required Consents"), shall have been obtained. Notwithstanding the foregoing, to the extent that the approvals and consents of Governmental Authorities have been obtained for CATV Franchise Areas that are Transferable Franchise Areas (as defined in Section 9) represent at least eighty-five percent (85%) of the aggregate number of EBUs in all Franchise Areas, this closing condition shall have been fulfilled with respect to all such approvals and consents of such Governmental Authorities; provided, however, that upon completion of the Closing, the provisions of Section 9.06 hereof with regard to Retained Franchises shall apply.

         7.02 Sellers' Authority. All actions under Sellers' Organizational Documents, and resolutions necessary to authorize (i) the execution and delivery of this Agreement by Sellers and the performance by Sellers of their obligations under this Agreement and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Sellers and shall be in full force and effect on the Closing Date.

         7.03 Performance by Sellers. Sellers shall have performed in all material respects their agreements and covenants hereunder (including, without limitation, their covenants in Sections 5 and 6) to the extent such are required to be performed at or prior to the Closing.

         7.04 Absence of Breach of Warranties and Representations. The representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties describe a condition on a specified time or date or except to the extent that the breach of such representations or warranties does not have a Material Adverse Effect; provided however, that if Buyer refuses to close based upon the existence of such a Material Adverse Effect and if such Material Adverse Effect is reasonably susceptible of being eliminated within 30 days, Sellers shall have the right to defer the Closing Date for up to 30 days and to eliminate such Material Adverse Effect either through actions to cure such Material Adverse Effect or by agreeing to a reduction in the Purchase Price (to the extent not already reflected in Current Liabilities as of the Closing Date) to make Buyer whole with respect to such Material Adverse Effect.

         7.05 Absence of Proceedings. There shall not be in effect an injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this Agreement and no other action or proceeding brought by any Governmental Authority shall be pending that may result in a Judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement.

         7.06 No Encumbrances. There shall be no Encumbrances other than Permitted Encumbrances.

         7.07 Risk of Loss. The risk of loss of damage to the Acquired Assets by force majeure or for any other reason between the date of this Agreement and the Closing shall be borne by Sellers. Sellers shall take all reasonable steps to repair, replace and restore such property as soon as possible after any such loss or damage, it being understood that all insurance proceeds shall be applied to or reserved for such replacement, restoration or repair. In the event of any damage or destruction to the Acquired Assets, or any portion thereof, equal to or in excess of $1,000,000, then (i) unless Sellers shall have replaced, repaired or restored such damaged or destroyed property at Sellers' expense within thirty days of receipt of Buyer's notice of their intent to terminate pursuant to this Section 7.07, Buyer may terminate this Agreement, in which event the Deposit Escrow Amount, and all interest earned thereon, shall be returned to Buyer, or (ii) if Buyer and Sellers mutually agree in writing upon adjustments to the Purchase Price, payment of insurance proceeds, limitations on the representations of Sellers and all other matters with respect to such material adverse change, loss or damage then Buyer and Sellers shall proceed to consummate the transactions contemplated herein.

         7.08 Environmental Report. Buyer shall have received, at Buyer's option and expense, a Phase I environmental site assessment (the "Environmental Report") of the Real Property performed by a nationally recognized environmental firm designated by Buyer and reasonably satisfactory to Sellers. If Buyer shall elect to receive an Environmental Report, such Environmental Report shall have been ordered by Buyer not later than fifteen (15) Business Days from the date hereof. Buyer shall promptly upon receipt provide Sellers with a copy of such Environmental Report. If prepared, the Environmental Report shall show no environmental condition on or affecting such Real Property or the CATV Business that (i) could reasonably be expected to materially impair the use or value of such Real Property for the continued operation of the CATV Systems as operated by Sellers on the Closing Date or subject Buyer to any material liability for fines, penalties, or cleanup or response costs if Buyer consummates this Agreement, or (ii) would cause a reasonable purchaser experienced in environmental matters to proceed with a Phase II environmental site assessment before proceeding with the transfer of the Real Property. Notwithstanding the foregoing, this condition to Closing shall not be applicable (a) with respect to any Real Property as to which Buyer shall not have ordered an Environmental Report within fifteen (15) Business Days from the date hereof, (b) if at Sellers' expense, Sellers shall have cured all material adverse environmental conditions identified to Sellers by Buyer in writing to the level that the appropriate governmental agency determines that no further action is required, or, when no governmental agency is involved in the remediation, to the level that Buyer's environmental consultant has certified to Sellers and Buyer that all requirements of Environmental Law have been satisfied (or provisions reasonably satisfactory to Buyer shall have been made for such cure) prior to the Closing, (c) if the subject parcel of Real Property is retained by Sellers and replaced prior to Closing, at Sellers' cost, with another parcel of property of substantially equivalent utility, which replacement property shall be fully equipped and operational in all material respects as of the Closing or, (d) if Buyer and Sellers mutually agree in writing on adjustments to the Purchase Price, payment of insurance proceeds, limitations on the representations of Sellers and all other matters with respect to such material adverse environmental condition.

         7.09 Title Commitment. Provided that Buyer shall have ordered such commitments and surveys within fifteen (15) Business Days after the date of this Agreement, Buyer shall have received, at Buyer's expense, a written commitment to issue title insurance policies and surveys with respect to the Real Property owned or headends leased by the Sellers. It shall be a condition to Buyer's obligation to close that such title commitments and surveys show the state of title to such Real Property to be as represented and warranted in this Agreement and that there be no exceptions for gaps in the chain of title, Encumbrances (other than Permitted Encumbrances and Encumbrances to be removed at or prior to Closing), encroachments or title defects, and no violations of any applicable zoning or other ordinance, statute, rule or regulation that could reasonably be expected to materially impair the use of such Real Property for the continued operation of the CATV Systems; provided, however, that if Buyer does not waive any failure to obtain such title commitment and survey, then Sellers shall have the right, at their expense, to (i) cure any such defect that is reasonably susceptible of being eliminated, (ii) substitute Real Property owned to the extent such substitute Real Property is reasonably acceptable to Buyer, or

(iii) relocate such headends to substitute Real Property leased that is reasonably acceptable to Buyer.

         7.10 Terminations and Releases. Buyer shall have received evidence reasonably satisfactory to Buyer of the payment and satisfaction of all indebtedness and liabilities of the Sellers in respect of borrowed money, together with duly executed UCC-3 termination statements, mortgage releases and such other releases and termination statements, including, without limitation, lender payoff letters, as Buyer shall reasonably request in connection with the release of any Encumbrances from the Acquired Assets.

8.       Conditions to the Obligations of Sellers.

         The obligations of Sellers to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by Sellers.

         8.01 Receipt of Consents. The conditions specified in Section 9.02 shall have been satisfied.

         8.02 Buyer's Authority. All actions under Buyer's organizational Documents and resolutions necessary to authorize (i) the execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations under this Agreement, and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Buyer and shall be in full force and effect on the Closing Date.

         8.03 Performance by Buyer. Buyer shall have performed in all material respects its agreements and covenants hereunder to the extent such are required to be performed at or prior to the Closing.

         8.04 Absence of Breach of Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if then made, on and as of such date, except to the extent that such representations and warranties describe a condition on a specified time or date or except to the extent that the breach of such representations or warranties does not have a Material Adverse Effect.

         8.05 Absence of Proceedings. There shall not be in effect an injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this Agreement and no other action or proceeding brought by any governmental authority shall be pending that may result in a Judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement.

9.       Mutual Covenants.

         9.01 Compliance with Conditions. Each of the parties hereto covenants and agrees with the other to exercise reasonable commercial efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by such party hereunder, and each party shall use reasonable commercial efforts to notify promptly the other if it shall learn that any conditions to performance of either party will not be fulfilled.

         9.02     Compliance with HSR Act and Rules.

         (a) The performance of the obligations of all parties under this Agreement is subject to the condition that, if the HSR Act and Rules are applicable to the transactions contemplated hereby, the waiting period specified therein, as the same may be extended, shall have expired without action taken to prevent the consummation of the transactions contemplated hereby.

         (b) Each of the parties hereto will use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act and rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) filing or causing to be filed promptly the HSR report required to be filed by them, or by any other Person that is part of the same "person" (as defined in the HSR Act and Rules) or any of them, sharing equally the filing fees applicable thereto and taking all other action required by the HSR Act or Rules; (ii) coordinating the filing of such HSR reports (and exchanging drafts thereof) so as to present both HSR reports to the FTC and the DOJ at the time selected by the mutual agreement of Sellers and Buyer, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (iii) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply.

         9.03 Applications for Assignment of Contracts or CATV Instruments and CATV Franchises. In order to secure requisite consents or approvals of the transfer of control to Buyer of any Contracts, CATV Franchises or CATV Instruments, Buyer (with respect to CATV Franchises) and Sellers (with respect to CATV Instruments and Contracts) shall proceed as promptly as practicable and in good faith and using best efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. Buyer and Sellers shall use best efforts to promptly assist each other and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such approvals and shall cooperate with each other in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agree to furnish all information required by the approving entity, and to be represented at such meetings or hearings as may be scheduled to consider such applications. Without limiting in any respect the foregoing, each party agrees to file mutually acceptable applications to all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within thirty (30) days after the date of this Agreement. Buyer further agrees that it will not, without the prior written consent of Sellers, take any action to amend or that would amend or modify any application with respect to a CATV

Franchise filed as provided in this Section 9.03 after the date that such application is accepted as complete.

         9.04 Records, Taxes and Related Matters. Sellers and Buyer shall each make their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a three (3) year period after the Closing Date with respect to all transactions of the CATV Business occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, results of operation and cash flows of the CATV Business for any period prior to the Closing. In the case of records owned by Sellers, such records shall be made available at Sellers' executive officer, and in the case of records owned by Buyer, such records shall be made available at the office at which such records are maintained. As used in this Section 9.04, the right of inspection includes the right to make copies for reasonable business purposes. In all cases where Buyer, pursuant to the terms hereof, has assumed Sellers' liability for the payment of taxes (including, without limitation, deposits), Buyer shall (unless and to the extent otherwise requested by Sellers) prepare and file all returns, reports, information statements, forms or other documents required to be filed with respect to such taxes, all in a timely and proper fashion and as may be necessary or appropriate to assure that the Sellers shall be in full and prompt compliance with law, and Buyer shall pay or cause to be paid all such taxes when due.

         9.05 Absence of Consents. The parties acknowledge that their intent and agreement is for Sellers to transfer the CATV Business to Buyer at Closing in an orderly manner without interruption in service, and that certain required consents to the transfer to Buyer of Sellers' rights under the Contracts, the CATV Franchises and CATV Instruments relating to the operation of the CATV Business may not have been obtained on the Closing Date, or that such rights may not be transferred at the Closing for other reasons; provided, however, that, except as provided in Section 9.06, Buyer shall have no obligation to close the transactions contemplated hereby in the absence of receiving the Seller Required Consents and the transfer of such rights. If said transfer is not completed on the Closing Date, Sellers agree thereafter to maintain such Contracts and CATV Instruments and, should Buyer so request, any insurance policies and performance bonds related to any Retained Franchises, in full force and effect for the benefit of Buyer (with any casualty insurance policies naming Buyer and Buyer's lenders as loss payees and any liability insurance policies so maintained naming Buyer, Buyer's lenders, Sellers and such other parties as are required to be so named as additional insureds) until such transfer is completed (the "Interim Period"). During the Interim Period, Buyer shall be responsible for obtaining such consents, and Sellers will provide reasonable assistance to Buyer but at Buyer's sole cost and expense. Sellers also agree to permit Buyer, at Buyer's option, to utilize the benefits of such Contracts, CATV Instruments, insurance policies and performance bonds in compliance with the terms thereof in order to continue to operate the Systems. Buyer agrees that all expenses incurred by Sellers in complying with the foregoing during the Interim Period (other than charges for personnel or internal operating, administrative or overhead expenses of Sellers or any creditor of Sellers) shall be reimbursed to Sellers by Buyer on a monthly basis, within twenty (20) days after receipt by Buyer of Sellers' reasonably detailed statement therefor for each calendar month during the Interim Period.

         9.06 Retained Franchises. After satisfaction or waiver of the conditions precedent to Buyer's obligation to close as set forth in Section 7.01, those CATV Franchises (and all assets related thereto) with respect to which consent to transfer has not been obtained by the Closing Date (the "Retained Franchises") shall be retained by the Sellers and subsequently transferred to the Buyer in accordance with the terms hereof.

         (a) At the Closing, Sellers shall sell and assign to Buyer, and Buyer shall purchase and acquire from Sellers, all Acquired Assets, except only for the Retained Franchises and all of the other Acquired Assets which are used exclusively in the operation of the Franchise Areas served pursuant to such Retained Franchises (the "Retained Assets") . From and after the Closing, Sellers shall retain the Retained Franchises and the Retained Assets, and, subject to the terms and conditions in this Section 9.06, Sellers shall sell and assign to Buyer, and the Buyer shall purchase and acquire from Sellers, the Retained Franchises and the Retained Assets in accordance with the terms of this
Section 9.

         (b)      At the Closing:

                  (i) The amount payable by Buyer to Sellers pursuant to Section
         2.02 shall be reduced by an amount that Buyer is required to deposit in escrow pursuant to Section 9.06(b)(iii).

                  (ii) All conveyance documents, certificates and other documents contemplated by this Agreement to be delivered at the Closing shall be in the form and substance provided for in this Agreement with such modifications as are necessary or appropriate to reflect the provisions of this Section 9.06.

                  (iii) Buyer shall deliver to one of Buyer's senior lenders, as escrow agent or to another mutually acceptable escrow agent (the "Retained Franchise Escrow Agent"), by wire transfer of federal reserve funds, (aa) 15% of the Base Price, as adjusted pursuant to Section 2.03 if the aggregate number of EBUs in those Franchise Areas that are Transferable Franchise Areas shall be less than or equal to eighty-five percent (85%) of the aggregate number of EBUs in all Franchise Areas (such computation being hereinafter referred to as the Transferable Subscriber Percentage"), or (bb) otherwise, an amount equal to that portion of the Purchase Price allocable to the Retained Franchises and the Retained Assets, which amount shall be the product of the number of EBUs in the Franchise Areas serviced under such Retained Franchises multiplied by $2,533 (the "Full Per Subscriber Amount"). The amount delivered to the Retained Franchise Escrow Agent (the "Retained Franchise Escrow Amount") shall be in an escrow account (the "Retained Franchise Escrow Account") pursuant to the terms of an escrow agreement, which shall contain the basic terms provided for herein and shall be mutually agreeable to the parties hereto (the "Retained Franchise Escrow Agreement"), with any revisions thereto that are reasonably requested by Buyer's senior lenders to grant them a perfected security interest in the Retained Franchise Escrow Amount (subject to the rights of

         Sellers under this Agreement). All interest earned on the Retained Franchise Escrow Amount shall be disbursed to Sellers as provided in this Section 9.06.

                  (iv) Buyer and Sellers shall enter into a mutually acceptable management agreement (the "Management Agreement") pursuant to which Buyer shall manage the Systems serviced by the Retained Franchises. The Management Agreement shall provide that Buyer will be entitled to receive and retain all revenues, and will be responsible for all costs and expenses, attributable to the operations of the Retained Franchises and the Retained Assets, the intent of the parties being that Buyer will enjoy the economic rewards and bear the economic risks resulting from the operation of the Retained Systems and the Retained Assets during the term of the Management Agreement.

         (c) After the Closing, Buyer and Sellers shall cooperate in obtaining any authorizations, consents; orders or approvals of any municipal authority necessary to cause any Franchise Area that was not a Transferable Franchise Area on the Closing Date to become a Transferable Franchise Area, and the agreements and obligations of Buyer and Sellers under the other provisions of this Agreement shall be fully applicable in seeking such authorizations, consents, orders, or approvals after the Closing. Sellers shall give to Buyer written notice of the receipt of any authorizations, consents, orders, or approvals of any municipal authority necessary to cause any Franchise Area that was not a Transferable Franchise Area on the Closing Date to become a Transferable Franchise Area.

         (d) If any Franchise Area that was not a Transferable Franchise Area on the Closing Date becomes a Transferable Franchise Area within two (2) years after the Closing Date, then, a closing shall be held on a date to be agreed to between Buyer and Sellers (or, if Buyer and Sellers fail to agree, on the first Business Day that is at least ten (10) Business Days after such Franchise Area becomes a Transferable Franchise Area), in accordance with the following:

                  (i) At such closing, the Sellers shall sell and assign to Buyer, and Buyer shall purchase and acquire from Sellers, those Retained Franchises that cover Franchise Areas that have become Transferable Franchise Areas by such closing date and all Retained Assets relating thereto, as evidenced by bills of sale and assignment and assumption agreements in form and substance substantially identical to those delivered by the parties at the Closing;

                  (ii) The closing conditions of Buyer and Sellers provided herein shall apply to such closing insofar as such conditions related to the Retained Franchises and Retained Assets described in paragraph
         (i) above;

                  (iii) At such closing, Buyer and Sellers shall make to one another mutually acceptable representations and warranties with respect to the Retained Franchises and the Retained Assets and the transactions contemplated herein with appropriate exceptions taken for actions taken or omitted to be taken by Buyer or Sellers between the Closing Date and such closing date as manager or pursuant to the Management Agreement;

                  (iv) At such closing, Buyer and Sellers shall execute and deliver conveyance documents, certifications and other documents (other than opinions of counsel) corresponding to those delivered at the Closing with such modifications as are necessary or appropriate to reflect the provisions of this Section 9.06 and to relate to the Retained Franchises and Retained Assets being purchased by Buyer at such closing;

                  (v) Upon such closing, the Management Agreement shall be terminated with respect to the Franchise Areas covered by the Retained Franchises that are transferred at such closing; and

                  (vi) At such closing, to the extent the Transferable Subscriber Percentage is less than or equal to eighty-five percent (85%), then no disbursement shall be made from the Retained Franchise Escrow Account. To the extent the Transferable Subscriber Percentage then exceeds eighty-five percent (85%), Buyer and Sellers shall direct the Retained Franchise Escrow Agent to disburse to Sellers the Full Per Subscriber Amount times the number of EBUs (in excess of such eighty-five percent (85%) threshold) in the Franchise Areas covered by the Retained Franchises described in paragraph (i), together with all interest then earned under and credited to the Retained Franchise Escrow Account.

         (e) If any Franchise Areas do not become Transferable Franchise Areas within two (2) years after the Closing Date, then a closing shall be held on the first Business Day that is two (2) years after the Closing Date, in accordance with the following:

                  (i) At such closing, Sellers must sell and assign to Buyer, and Buyer shall purchase and acquire from Sellers, all Retained Franchises and Retained Assets pertaining to Franchise Areas that shall not have become Transferable Franchise Areas, as evidenced by bills of sale and assignment and assumption agreements in form and substance substantially identical to those delivered by the parties at the Closing;

                  (ii) The closing conditions of Buyer and Sellers provided herein shall apply to such closing insofar as such conditions relate to the Retained Franchises and Retained Assets described in paragraph (i) above, except that Buyer shall be deemed to have waived the condition that any authorization, consent, order or approval of any municipal authority necessary for the transfer of such Retained Franchise shall have been obtained and shall be final;

                  (iii) At such closing, Buyer and Sellers shall make to one another mutually acceptable representations and warranties with respect to the Retained Franchises and the Retained Assets and the transactions contemplated herein with appropriate exceptions taken for actions taken or omitted to be taken by Buyer or Sellers between the Closing Date and such closing date as manager or pursuant to the Management Agreement;

                  (iv) At such closing, Buyer and Sellers shall execute and deliver conveyance documents, certificates and other documents (other than opinions of counsel) corresponding to those delivered at the Closing with such modifications as are necessary or appropriate to reflect the provisions of this
         Section 9.06 and to relate to the Retained Franchises and Retained Assets being purchased by Buyer at such closing;

                  (v) Upon such closing, the Management Agreement shall be terminated; and

                  (vi) At such closing, Buyer and Sellers shall direct the Retained Franchise Escrow Agent to disburse the Retained Franchise Escrow Amount (to the extent not previously disbursed) as follows: (A) the Retained Franchise Escrow Agent shall disburse to Buyer the product of ten percent (10%) of the Full Subscriber Amount times the number of EBUs in such non transferable Franchise Areas; and (B) the Retained Franchise Escrow Agent shall disburse to Sellers the remaining balance of the Retained Franchise Escrow Account.

         (f) Buyer and Sellers shall negotiate in good faith any other changes to this Agreement necessary or appropriate to effectuate the intent of this
Section 9.06.

         (g) For purposes of this Section 9.06, the following terms shall have the following meanings ascribed to them:

                  (i) "Franchise Area" means any of the geographic areas in which Sellers are authorized to provide cable television service pursuant to a Franchise granted by a municipal authority or provides cable television service in any geographic area in which a Franchise granted by a municipal authority is not required pursuant to applicable law;

                  (ii) "Transferable Franchise Area" means any Franchise Area with respect to which (AA) any authorization, consent, order or approval of any municipal authority necessary for the assignment of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be effective, on terms not materially less favorable to Buyer or Sellers as are currently in place in Sellers' CATV Franchises or as otherwise agreed by the parties, or (BB) no authorization, consent, order or approval of any municipal authority is necessary for the assignment of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement, or (CC) no Franchise is required for the provision of cable television service in the Franchise Area.

         9.07 Noncompetition. Sellers, Aurora Telecommunications, LLC, Robert S. Blank, Edward L. Barlow and Michael J. Angelakis covenant and agree that for a period of three (3) years from the Closing Date neither they nor any of their affiliates will own, manage, operate, control or engage, directly or indirectly, in the business of operating a wireline or wireless video cable television system or other system for the distribution of video programming, in each case within the Franchise Areas or within any area in the States of Maine or New
Hampshire for which Buyer presently holds a cable television franchise. Notwithstanding the foregoing, nothing herein shall be construed to prohibit or restrict the ownership of a company's securities listed on a national securities exchange or the National Association of Securities Dealers

Automated Quotation System, which (a) constitutes less than 5% of each class of equity of such company, (b) does not constitute control over such company and
(c) is held solely for investment purposes.

10.      Survival of Representations and Warranties; Indemnification.

         10.01 Survival of Representations and Warranties. All representations and warranties made by Sellers or Buyer in this Agreement or in any other documents or instruments delivered pursuant hereto shall survive the Closing for a period of one (1) year, unless a longer period of survival is provided for in this Agreement; provided, however, that (i) representations and warranties of Seller relating to matters of title, and liabilities of Seller other than Assumed Liabilities and (ii) representations and warranties of Buyer relating to liabilities of Buyer and Assumed Liabilities shall survive through the expiration of all statutes of limitation (if any) applicable to any claim, right of action or Losses to which Buyer could be subject in the event of a breach of such representations or warranties. The provision of a written notice of claim setting forth in reasonable detail the basis for such claim with respect to the breach or alleged breach of any representation or warranty shall extend the period during which such representation and warranty survives through the date such claim is resolved.

         10.02 Indemnification by Sellers. (a) Sellers jointly and severally agree to indemnify, defend and hold harmless Buyer, its affiliates and their respective shareholders, directors, officers, partners, employees, agents, successors and assigns (a "Seller Indemnified Party"), from and against all losses, damages, liabilities, deficiencies and obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal fees and expenses) (collectively, "Losses"), to which any of the Seller Indemnified Parties may become subject as a result of (i) the ownership and operation of the Acquired Assets and the CATV Business prior to the Closing; (ii) the Excluded Liabilities; (iii) any and all misrepresentations or breaches of any representation herein or warranty or the nonperformance or breach of any covenants or agreements of Sellers contained herein and in the agreements or instruments executed in connection herewith or pursuant hereto; (iv) any and all obligations of Sellers other than Assumed Liabilities; and (v) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         (b) Payment.  Any  obligations  of Sellers under the provisions of this
Section 10 shall be paid promptly to the Seller Indemnified Party by Sellers and shall represent a retrospective adjustment to the Purchase Price.

         10.03 Indemnification by Buyer. (a) Following the Closing, Buyer agrees to indemnify, defend and hold harmless Sellers and their shareholders, partners, directors, officers, employees, agents, successors and assigns (a "Buyer Indemnified Party"), from and against all Losses to which any of the Buyer Indemnified Parties may become subject as a result of: (i) any and all misrepresentations or breaches of a representation or warranty or the nonperformance or breach of any covenant or agreement of Buyer contained herein and in the agreements or instruments executed in connection herewith or pursuant hereto; (ii) the Assumed Liabilities; (iii) the ownership and operation of the Acquired Assets and the CATV Business after the Closing or (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         (b) Payment.  Any  obligations  of Buyer under the  provisions  of this
Section 10 shall be paid promptly to the Buyer Indemnified Party by Buyer and shall represent a retrospective adjustment to the Purchase Price.

         10.04 Limitations on Indemnity. Notwithstanding anything contained herein to the contrary, (i) neither party shall have any obligation to make indemnification payments with respect to breaches of representations or warranties unless and until the aggregate amount of all Losses in respect of such party's breaches of representations and warranties exceeds $250,000, whereupon such party shall be liable for the full amount of all Losses, including the first $250,000 thereof, and (ii) neither party shall be liable to make indemnification payments in respect of breaches of representations and warranties (excluding representations and warranties referred to in the proviso of the first sentence of Section 10.01 and excluding matters of fraud) in excess of $9,500,000 in the aggregate. Following the Closing, except for matters of fraud, indemnification pursuant to this Section 10 shall be the sole remedy of the parties with respect to breaches of representations and warranties under this Agreement.

         10.05 Third Party Claims. If any claim ("Asserted Claim") covered by the foregoing indemnities is asserted by a third party against any indemnified party ("Indemnitee"), it shall be a condition to the obligations under this
Section 10 that the Indemnitee shall promptly give the indemnifying party ("Indemnitor") notice thereof in accordance with Section 13.05. The Indemnitee shall give Indemnitor an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to Indemnitee, at Indemnitor's expense, and Indemnitee shall extend reasonable cooperation at Indemnitor's expense in connection with such defense; provided, however, that the Indemnitor shall not have the right to control the defense until the Indemnitor agrees to indemnify the Indemnitee in full irrespective of any applicable indemnity limitations set forth in Section 10.04. Notwithstanding the foregoing, the Indemnitor shall only have the right to assume the defense as provided above in connection with claims for damages and shall have no right to assume the defense in connection with any claims or actions seeking equitable relief or involving fines or criminal matters. If the Indemnitor fails to assume control of the negotiations prior to litigation or to defend such action within ten (10) days of receipt of such notice (or by such other advance notice that does not unduly prejudice the Indemnitee) by Indemnitee, Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and Indemnitor shall be liable to the Indemnitee for its expenses reasonably incurred in connection therewith which Indemnitor shall promptly pay.

         10.06 Interest. Any amount not paid when due under this Section 10 shall bear interest from the date of demand therefor until payment in full at the rate of 15% per annum, compounded annually.

11.      Further Assurances.

         From time to time at and after the Closing, each party will execute and deliver such other instruments of conveyance and transfer, fully cooperate with the other party and take such other actions as the other party reasonably may request to effect the purposes and intent of this Agreement.

12.      Closing; Termination.

         12.01 Closing. The Closing shall take place at the offices of Buyer's Counsel (or if Buyer so elects, at the office of counsel to Buyer's senior lenders) at 10:00 A.M., local time, on a date specified by Buyer upon at least ten (10) days' prior written notice to Sellers, which date (the "Closing Date") is not earlier than October 30, 1998 but in any event by December 31, 1998 or such later date which is not more than thirty (30) days after the date the aggregate number of EBUs in those Franchise Areas that are Transferable Franchise Areas shall be at least eighty-five percent (85%) of the aggregate number of EBUs in all Franchise Areas.

         12.02   Termination.   This   Agreement  may  be  terminated   and  the
transactions contemplated hereby may be abandoned:

         (a) At any time, by the mutual written agreement of Buyer and Sellers;

         (b) By either Buyer or Sellers if the Closing Date does not occur on or before June 30, 1999;

         (c) By Buyer, upon and effective as of the date of written notice to Sellers, if Buyer is not then in material default of any of its representations, warranties or obligations under this Agreement and if any of the conditions to the obligations of Buyer set forth in Section 7 shall not have been waived or materially satisfied at the time of the Closing or if the Sellers shall have breached any of their representations, warranties or obligations hereunder in any material respect, and such breach shall not have been cured in all material respects or waived prior to the earlier of the Closing Date and thirty (30) days after the Buyer has given notice to Sellers of such breach;

         (d) By Sellers, upon and effective as of the date of written notice to Buyer, if Sellers are not then in material default of any of their representations, warranties or obligations under this Agreement and if any of the conditions to the obligations of Sellers set forth in Section 8 shall not have been waived or materially satisfied at the time of the Closing or if the Buyer shall have breached any of its representations, warranties or obligations hereunder in any material respect, and such breach shall not have been cured in all material respects or waived prior to the earlier of the Closing Date and thirty (30) days after the Sellers have given notice to Buyer of such breach.

         12.03 Notice of Termination; Rights and Obligations of Parties. In the event of the termination of this Agreement by Buyer or Sellers pursuant to this
Section 12, written notice thereof shall promptly be given to the other party and, except as otherwise provided herein the transactions contemplated by this Agreement shall be terminated, without further action by any party. Notwithstanding the foregoing, no party may terminate this Agreement if such party is then in default hereunder.

         12.04 Remedies Upon Default. If (i) Sellers terminate this Agreement pursuant to Section 12.02(d) hereof or (ii) Buyer refuses to proceed or tender performance at the Closing when all conditions to Buyer's obligation to close have been satisfied, then Sellers shall be entitled to receive the Deposit Escrow Amount and all earnings thereon pursuant to the Escrow Agreement as liquidated damages, which shall be the sole remedy of Sellers for such breach, and neither party shall have any other recourse against the other or any of its affiliates under or in connection with this Agreement or the transactions contemplated hereby. In any other case, if the Closing does not occur and this Agreement is terminated, then, pursuant to the Escrow Agreement, the Deposit Escrow Amount and all earnings thereon shall be delivered to Buyer, which shall not in any way be deemed to impair the rights of Buyer to compel specific performance of Sellers of their obligations under this Agreement, to seek damages or to pursue any of Buyer's rights at law or in equity.

13.      Miscellaneous.

         13.01 Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

         13.02 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof other than any letter or agreement that specifically refers to this Section 13.02. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

         13.03 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

         13.04 Construction; Counterparts. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

         13.05 Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered in person, or one Business Day after delivery by fax or to a nationally recognized overnight courier service with evidence of receipt, and addressed as follows:

         If to Sellers:    State Cable TV Corp.
                           83 Anthony Avenue
                           Augusta, ME 04330
                           Telephone:       (207) 623-3685
                           Telecopy:        (207) 623-3407
                           Attention:       Michael J. Angelakis

         with copies to (which shall not constitute notice)

                           Whitcom Partners
                           110 West 51st Street, Suite 4310
                           New York, NY 10020
                           Telephone:  (212) 582-2300
                           Telecopy:    (212) 582-2310
                           Attention:  Edward L. Barlow

                           and

                           Fleischman and Walsh, L.L.P.
                           1400 Sixteenth Street, N.W.
                           Suite 600
                           Washington, D.C. 20036
                           Telephone:       (202) 939-7900
                           Telecopy:        (202) 265-5706
                           Attention:       Arthur H. Harding, Esq.

         If to Buyer:      FrontierVision Operating Partners, L.P.
                           1777 Harrison Street
                           Suite P-200
                           Denver, CO 80210
                           Telephone:       (303) 757-1588
                           Telecopy:        (303) 757-6105
                           Attention:       James C. Vaughn
                                            President and CEO
         with a copy to (which shall not constitute notice)
                           Edwards & Angell, LLP
                           101 Federal Street
                           Boston, MA 02110
                           Telephone:       (617)    439-4444
                           Telecopy:        (617)    439-4170
                           Attention:       Stephen O. Meredith, Esq.

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 13.05.

         13.06 Expenses of the Parties. Except as otherwise provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same.

         13.07 Third Party Beneficiary. This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

         13.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

         13.09 Press Releases. No press release or other public information relating to the purchase and sale contemplated in this Agreement shall be made or disclosed by either party hereto without the consent of the other party; provided, however, that either party may disclose such information if reasonably deemed to be required by law by the legal counsel for such party.

         13.10 Severability. If any provision of this Agreement is finally determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

         13.11 Joint and Several Liability. All obligations of Sellers under this Agreement and the other agreements and instruments executed in connection herewith or pursuant hereto shall be the joint and several obligations of Sellers whether or not so stated herein or therein.

         13.12 Non-Recourse. The obligations of Buyer and Sellers under this Agreement shall be nonrecourse to the partners of such parties except to the extent of their ownership interests in such parties and proceeds of the Purchase Price distributed to such partners.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                  SELLERS:

                  STATE CABLE TV CORPORATION


                  By: /s/ Edward L. Barlow
                  --------------------------
                  Edward L. Barlow, Chairman


                  BETTER CABLE TV COMPANY

                  By State Cable TV Corporation,
                  its general partner


                  By: /s/ Edward L. Barlow
                  ------------------------
                  Edward L. Barlow, Chairman


                  BUYER:

                  FRONTIERVISION OPERATING PARTNERS, L.P.

                  By FrontierVision Holdings, L.P., its general partner

                  By FrontierVision Partners, L.P., its general partner

                  By FVP GP, L.P., its general partner

                  By FrontierVision Inc., its general partner


                  By: /s/ James C. Vaughn
                  ---------------------------------
                  James C. Vaughn President and CEO

         For the sole and limited purpose of acknowledging and committing to be bound by the obligations set forth in Section 9.07 hereof, the undersigned hereby execute below as of the date and year first above written.

AURORA TELECOMMUNICATIONS, LLC


By: /s/ Michael J. Angelakis
    ------------------------
      Michael J. Angelakis,


    /s/ Robert S. Blank
    --------------------
    Robert S. Blank


    /s/ Edward L. Barlow
    --------------------
    Edward L. Barlow


    /s/ Michael J. Angelakis
    ------------------------
    Michael J. Angelakis

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